                                                                   EXHIBIT 10.14

This Master Purchase Agreement (this "Agreement") by and between Brocade Communications Systems, Inc. ("BROCADE(R)"), a corporation registered in California and located for the purposes of this Agreement at 1901 Guadalupe Parkway, San Jose, California 95131 and Dell Products L.P., a Texas limited partnership ("Dell") located at One Dell Way, Round Rock, Texas 78682, is effective as of November 1, 1998 ("Effective Date"). Dell Computer Corporation ("DCC") and any of its corporate subsidiaries or Affiliates may purchase Products (as defined hereafter) and enjoy the benefits of this Agreement, but all liabilities and obligations incurred by Dell, DCC, or any of DCC's subsidiaries or Affiliates under this Agreement will be the sole responsibility of Dell. This Master Purchase Agreement and its Schedules are hereinafter collectively referred to as the "Agreement."

1.0 Introduction

This Agreement sets forth the only terms and conditions under which Dell shall purchase products from BROCADE. For the purpose of this Agreement, products include any software and/or documentation that accompany the products (hereinafter collectively referred to as "Products"). The terms and conditions of this Agreement shall apply to all purchase orders ("Dell PO(s)") issued by Dell for the purchase of Products. In the event of any conflict between the terms of Dell PO(s) or BROCADE order acknowledgment(s) and this Agreement, the terms of this Agreement will prevail. Any additional terms contained in Dell PO(s) or BROCADE order acknowledgment(s) shall not be binding unless accepted by the other party in writing.

2.0 Term and Termination

The initial term of this Agreement shall be three (3) years beginning on the Effective Date. This Agreement will automatically renew for additional one-year terms unless one party informs the other of its intent to let the Agreement expire at least one hundred and twenty (120) days before the end of the then current term. Either party may terminate this Agreement upon written notice based on the material breach of the other party, provided that the party alleged to be in material breach receives thirty (30) days written notice stating the cause and an additional thirty (30) days to cure.

3.0 Price

3.1 The initial price for each Product purchased hereunder shall be agreed to by the parties and included in the applicable Schedule. The unit price for each Product will be reviewed on a quarterly basis or as otherwise required by Dell as a result of competitive pressures in quarterly business review meetings ("QBRs"). Product prices shall not be increased unless mutually agreed to by the parties. If prices are changed, the applicable Schedule shall be updated to reflect the new price. Worldwide prices will be negotiated between BROCADE and Dell Worldwide Procurement at Dell's corporate headquarters in Austin, Texas.

3.2 Dell expects material cost reductions to be worked aggressively by BROCADE. BROCADE shall review with Dell, on an ongoing basis, a value chain analysis for each Product and all costs associated with manufacturing each Product. Brocade shall deliver to Dell an [*] for each [*] sold to Dell under this Agreement. Each such [*] shall be deemed to be Brocade's Confidential Information in accordance with the terms of the Non-Disclosure Agreement in effect between the parties ("NDA Agreement"). Notwithstanding the foregoing, Brocade expressly authorizes Dell to provide Solectron (and any other contract manufacturer for the Products utilized by Brocade during the term of this Agreement) with copies of such [*] for the sole purpose of discussing [*] with Solectron (and any other contract manufacturer for the Products utilized by Brocade during the term of this Agreement); provided, that Dell shall ensure that any such disclosure (and the discussions relating thereto) are protected by a non-disclosure agreement that is substantially as protective of BROCADE's rights in such information as the NDA Agreement. Dell and Brocade agree to [*] all [*] realized through either BROCADE's or Dell's efforts. The [*] will be effective upon realization of the new [*] of the [*] and as Product is consumed from the [*] on a first-in first-out (FIFO) basis. All prices shall be in United States dollars. Prices set forth in this Agreement include all charges for Product(s) except for [*] charges. Dell shall pay all such [*] charges to the extent such charges are listed as a separate line item in BROCADE's invoices. Dell shall not be responsible for any duties, fees, taxes or other charges (i) that BROCADE fails to disclose on its on invoices for Product(s), (ii) which are imposed on BROCADE's net income, or (iii) for which Dell has submitted an appropriate exemption certificate or other equivalent documentation for taxing jurisdictions outside of the United States ("Exemption Documentation"). Dell shall pay BROCADE all additional taxes that result from any failure by Dell to provide appropriate Exemption Documentation. Additionally, it is necessary for Dell to determine its business exposure resulting from the volatility of some foreign



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currencies. The currency content from the various elements of Product cost are required. To the extent available from BROCADE's third party contract manufacturer, this currency content shall be broken out by labor, material, overhead and profit as a percentage of the total Product cost. BROCADE shall use commercially reasonable efforts to provide a complete currency content analysis for 'A' items on a quarterly basis.

A typical example of a currency analysis for a component purchased from a Korean company, manufactured in Taiwan, using Japanese, Korean and Malaysian components might show foreign content in at least four (4) currencies, as follows:

Element                             Currency Content
-------                             ----------------
Material              Japanese yen (15%), Korean Won (12%) and Malaysian Ringgit (32%)
Labor and Overhead    New Taiwan Dollar (12%)
Profit                Korean Won (55%)

3.3 BROCADE represents and warrants that the prices for Products shall not be less favorable than prices applicable to sales by BROCADE to any other customer purchasing like quantities of substantially comparable products. If at any time during the term of this Agreement BROCADE accords to any other such customer more favorable prices, BROCADE shall immediately offer to sell the Products to Dell at equivalent prices accorded to such other customer.

4.0 Payment

4.1 Payment for Dell PO(s) with Dell's European Manufacturing Facility ("EMF") will be made [*] end of month from the later of the date of BROCADE'S invoice or receipt of the Products by Dell.

4.2 For Dell PO(s) issued by all other Dell manufacturing locations, payment will be made [*] from the later of the date of BROCADE'S invoice or receipt of Products by Dell.

4.3 In the event taxes are required to be withheld by any foreign taxing entity on payments due BROCADE, Dell will deduct such taxes from any amount owed BROCADE and pay them to the appropriate taxing authority. Dell will provide BROCADE a receipt for such taxes.

4.4 All will be in U.S. dollars unless the parties otherwise agree.

5.0 Delivery of Products

5.1 The parties recognize that Products may be provided to Dell in two ways: (1) from an [*] or (2) directly to Dell without use of [*]. The parties recognize that some terms and conditions will be the same in both situations and others terms may vary depending on the method by which Dell receives the Products. The parties, therefore, agree that the applicable provisions shall be as follows:

5.2 Provisions applicable to Products whether or not [*] is used:

5.2.1 [*] BROCADE agrees to fill all accepted Dell POs and will use commercially reasonable efforts to reduce the lead-time for Products during the term of this Agreement. Time is of the essence for all deliveries. BROCADE shall not ship Products to Dell that were manufactured in locations not approved in advance and in writing by Dell.

5.2.2 BROCADE will handle, pack, mark, and ship the Products in accordance with Dell's packing and labeling specifications as set forth in Schedules D, E and F attached hereto (and as modified by Dell from time to time). Dell may inspect each delivery of Products and perform those tests it deems necessary to determine if the Products are acceptable. Dell shall inspect the Products within thirty (30) days of delivery to Dell. Dell shall be deemed to have accepted the Products only in the event that Dell: (i) fails to accept or reject the Products on or before the expiration of the thirty (30) day inspection period, (ii) explicitly accepts the Products in writing, or (iii) delivers the Products to any customer. Dell's acceptance of any Products shall in no way be construed as a representation by Dell that Dell has completely tested the Products or that such Products comply with their specifications or conform to any other warranties made by BROCADE under this Agreement. Dell's acceptance of any Product shall in no way negate any warranty provided under this Agreement or affect any other provision of this Agreement. Dell's remedy in the event of non-acceptance is a warranty return for credit. Except as expressly set forth in this Agreement, any



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expenditures or commitments by BROCADE in anticipation of Dell's requirements shall be at BROCADE'S sole risk and expense.

5.3 Delivery to Dell [*]:

5.3.1 Unless Dell specifically requests that Product be delivered directly to Dell, all Products delivered under this Agreement to Dell shall [*] BROCADE agrees to establish [*] requested by Dell as volume thresholds per location are met as agreed by the parties. In advance of establishing [*] to handle inventory requirements for AMF. In advance of establishing [*] BROCADE has agreed to support inventory requirements for these regions from the [*] is to be used to support particular [*] held by BROCADE.

5.3.2 Delivery shall take place Deliver Duty Unpaid ("DDU") (Incoterms 1990) [*] upon withdrawal of Product(s) by Dell from [*] with the exception of [*] Deliveries to Dell's manufacturing location from [*] shall take place [*].

5.3.3 BROCADE agrees to maintain [*] in quantities equal to [*] unless otherwise agreed to in writing by the applicable Dell region. For the first four (4) weeks of operation, the [*]. After four (4) weeks of operation, [*]. The parties will work together to determine the appropriate [*] required for End of Life ("EOL") situations. BROCADE agrees to replenish the [*] in accordance with Section 6.1, and additionally will make commercially reasonable efforts to ensure the required [*] is on hand at all times. Dell and BROCADE will meet periodically for an [*]. At this meeting [*] at both Dell and BROCADE will be reviewed, along with any changes in Dell [*].

5.3.4 On approximately a monthly basis, Dell will provide rolling six (6) month forecasts of projected purchases of Products for AMF, EMF, APCC, CCC and possibly other [*] locations, but any such forecasts provided by Dell are for planning purposes only and do not constitute a commitment of any type by Dell. No later than [*] after receipt of the Dell six (6) month forecast, BROCADE agrees to [*] for a rolling six (6) month period (current month plus five). [*] In the event that the Dell forecast is in apparent conflict with the Dell orders received by BROCADE (including reschedule and cancellation signals), the parties agree to meet promptly upon BROCADE's request to discuss the apparent conflict with the intent of resolving the inconsistency. Such meeting shall include the Dell commodity manager or appropriate functional equivalent.

5.3.5 Dell will transmit Dell PO(s) by facsimile or other agreed upon means, on a monthly basis, to cover Dell's forecasted requirements for the next [*]. Such Dell PO(s) will be continually updated to reflect Dell's next [*] forecast. All orders shall be in writing, shall reference this Agreement and shall contain (as a minimum) the following information: price, part number, quantity of each Product required, delivery date and [*]. BROCADE will send Dell an acknowledgement within [*] of receipt of the Dell PO. In order to request particular shipments of Product(s) [*] Dell shall issue written orders authorizing BROCADE to [*] Dell's transmission of a [*] is BROCADE'S only authorization to deliver Products to Dell and invoice Dell for the part numbers and quantities set forth in the [*]. Title and risk of loss for all Products shall remain with BROCADE until the Products are [*].

5.4 Delivery directly to Dell without using [*]. If Dell authorizes BROCADE to deliver Product directly from BROCADE to Dell without using [*] the following terms shall apply:



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5.4.1 Dell will transmit a Dell PO by facsimile or other agreed upon means, on a monthly basis, to cover Dell's forecasted requirements for the next [*]. All orders shall be in writing, shall reference this Agreement and shall contain (at a minimum) the following information: price, part number, quantity of each Product required, delivery date and [*] BROCADE will send Dell an acknowledgement within [*] of receipt of the Dell PO. BROCADE will then schedule delivery of each Product to the [*] on the delivery date listed in the Dell PO. Delivery will not be deemed to be complete until Products have been actually delivered to the [*] BROCADE shall not make deliveries more than [*] earlier than the delivery date listed in the Dell PO. If Products are delivered more than [*] early, Dell may: [*]. If only a portion of the Products are available for shipment to meet the delivery date, BROCADE will notify Dell and ship the available Products unless otherwise directed by Dell. [*]

5.4.2 Dell's transmission of a Dell PO is BROCADE'S only authorization to deliver Products to Dell and invoice Dell for the part numbers and quantities set forth in the Dell PO. Dell's obligation to furnish Dell POs in advance of delivery does not affect, in any way, [*] on a line item basis, as set forth in
Section 6.0 of this Agreement. [*]

6.0 Reschedule and Cancellation

6.1 Reschedule In (Increase). Dell shall be permitted to increase the quantities scheduled to be delivered [*] without cost or liability for quantities of Product(s) as set forth in the tables below, with the limitation that each line item on an individual Dell PO may be subject to increase only [*]. Both parties acknowledge that the SilkWorm(TM) Express product will be used for early time-to-market, and will be short lived. The expected launch date for SilkWorm(TM) Express is January 15, 1999, [*]. For the SilkWorm(TM) Express Product, increase of orders by Dell shall be permitted as follows:

           Days from planned
            delivery to [*]             Increase Amount
               0 - 30                       [*]

               31 - 45
               46 - 60
               61 - 90
               91+

[*] increase of orders by Dell shall be permitted as follows:

               Days from planned
                delivery to [*]         Increase Amount
                0 - 14                       [*]

               15 - 30
               31 - 60
               61 - 90
                 91+

By way of example, if on January 1 Dell wanted to increase the quantities scheduled to be delivered on January 31 (31 days notice), BROCADE agrees to increase the originally scheduled delivery quantity by a minimum of [*] Throughout this Agreement, any reference to days means calendar days unless otherwise specified.



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6.2 Reschedule Out (Push Out). Dell shall be permitted to extend the delivery date for orders without cost or liability for quantities of Product(s) as set forth in the tables below, with the limitation that (a) for the SilkWorm(TM) Express product, delivery dates for each line item on an individual Dell PO may be [*] and (b) for all other products, delivery dates for each line item on an individual Dell PO may be [*].

For the SilkWorm(TM) Express Product, Dell may extend delivery dates for orders as follows:

               Days from planned
               delivery to [*]            Reschedule Amount
                       0 - 30                 [*]
                      31 - 45
                      46 - 60
                      61 - 90
                        91+

[*] Dell may extend delivery dates for orders as follows:

               Days from planned
               delivery to [*]             Reschedule Amount
                       0 - 14                    [*]
                      15 - 30
                      31 - 60
                        61+

6.3 Cancellation:

     6.3.1 Dell may cancel Dell PO(s), in whole or in part. Dell's liability, if any, for Dell POs cancelled under the terms of this Agreement shall be limited to BROCADE's [*] for the percentage of Product(s) applicable as set forth below. [*] BROCADE must document BROCADE'S [*] as a result of Dell's cancellation to be entitled to [*]. Furthermore, for the SilkWorm(TM) Express Product, the costs should be [*].

               Days from planned      Cancellation
                delivery to [*]          Amount
                       0 - 30               [*]
                      31 - 45
                      46 - 60
                      61 - 90
                      91+

[*] cancellation of orders by Dell shall be permitted as follows:

               Days from planned          Cancellation
               delivery to [*]               Amount
                    0 - 30                     [*]
                   31 - 60
                     61+

6.3.2 If Dell terminates individual Dell PO(s) in whole or in part because BROCADE'S quality does not meet the agreed to Quality Goals (as defined in Section 12.1) set forth in Schedule B, Dell may terminate any or all outstanding Dell PO(s) without liability or charge.



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6.3.3 BROCADE acknowledges and agrees that the liabilities set forth herein represent Dell's sole liability for the cancellation of Dell PO(s) in accordance with the terms of this Agreement and represents the sole and exclusive remedies of BROCADE for cancellation of Dell PO(s) in accordance with the terms of this Agreement.

7.0 Software, Documentation and Trademarks

7.1 BROCADE agrees to provide Dell with Product documentation for use in the sale and support of Products that Dell is purchasing ("Documentation"). The BROCADE Documentation (in English) shall be provided in hard copy and FrameMaker source format unless otherwise requested by Dell. Dell may modify, reproduce and distribute the Documentation in hard copy or softcopy form as well as in electronic form on Dell's website or bulletin boards in connection with the sale and support of the Product. BROCADE agrees to provide updates as they become available, in the same format. If Dell modifies and introduces errors into such Documentation, BROCADE has no liability for such errors.

7.2 Software License

7.2.1 BROCADE hereby grants to Dell a non-exclusive, worldwide, revocable except as expressly provided in Section 7.2.4, royalty-free right and license, under all copyrights, patents, patent applications, trade secrets and other necessary intellectual property rights of BROCADE, to (i) use, execute, and display all device drivers, firmware and software of BROCADE used in the operation and support of the Product, [*] or backup copies of the same (collectively the "Software"), in object code form, in conjunction with, or for use with Products,
(ii) distribute or license the Software, in object code form, as part of, in conjunction with, or for use with Products sold or leased by Dell to end users, and (iii) authorize, license and sublicense third parties to do any, some or all of the foregoing. Dell shall distribute the Software to end users pursuant to Dell's end user license agreement, attached hereto as Schedule I, as updated by Dell from time to time.

7.2.2 Dell shall have no right to (i) modify or adapt the Software for other products or create derivative works of the Software, (ii) decompile, reverse engineer, or disassemble the Software for purposes of designing similar products, or (iii) use or distribute the Software other than in connection with the use or distribution of the Products.

7.2.3 Dell agrees that the foregoing licenses do not grant any title or other right of ownership to the Software and that BROCADE owns and shall continue to own all right, title and interest in and to the Software.

7.2.4 Upon any termination or expiration of this Agreement, Dell's rights set forth in this Section 7.2 shall terminate except as follows: (i) end users shall be permitted continued use of the Software in conjunction with the operation of the Products so long as they are not in breach of Dell's end user license agreement attached hereto as Schedule I, and (ii) Dell shall retain a nonexclusive, worldwide license to use and execute the then-current version of the Software internally (in object code form only) for the sole purpose of assisting Dell end users with the maintenance of the Products purchased from Dell.

7.3 During the term of this Agreement, BROCADE grants to Dell a nonexclusive, worldwide, royalty-free and non-transferable license to use the BROCADE trademarks, service marks and trade names used by BROCADE in connection with the advertising, promotion and distribution of the Products ("Marks"). This license does not include the right to sublicense the use of the Marks. Dell shall use reasonable efforts to ensure that Dell's use of the Marks is in compliance with BROCADE's trademark usage guidelines, as provided to Dell by BROCADE from time to time. In addition, Dell agrees that the nature and quality of any materials created or distributed by Dell bearing the Marks shall be of a similar quality as that of Dell's other products. Upon BROCADE's written request, Dell shall supply BROCADE with specimens of any requested materials bearing the Marks. If BROCADE reasonably determines that any materials bearing the Marks fail to conform to such quality standards, BROCADE shall promptly so notify Dell and Dell and BROCADE shall mutually agree upon a plan of corrective action. Dell acknowledges that BROCADE is the sole and exclusive owner of the Marks, and Dell agrees that it will do nothing inconsistent with such ownership, either during the term of this Agreement or afterwards. Dell's use of the Marks shall inure to the benefit of and be on behalf of BROCADE. Upon termination or expiration of this Agreement for any reason, Dell immediately will cease use of the Marks, except as necessary (i) to distribute and service remaining Products as provided for under this Agreement, or (ii) for Dell to exercise the rights granted in
Section 16 of this Agreement.

8.0 Product Withdrawal



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8.1 Except for the transition from the SilkWorm(TM) Express Product to [*]
BROCADE will provide Dell with at least one hundred and eighty (180) days prior written notice for all Products prior to the last date of manufacture of a Product; PO(s) may be placed up to [*] prior to such last date of manufacture. For the transition from the SilkWorm(TM) Express Product to [*] BROCADE will provide Dell with at least [*] prior written notice prior to the last date of manufacture of the SilkWorm(TM) Express Product; PO(s) may be placed up to [*] prior to such last date of manufacture. For purposes of this Section 8.1, the "Rescheduling In" provisions at Section 6.1 shall not apply in the final [*] of the written notice period. However, BROCADE agrees to use commercially reasonable efforts to support any Dell upside requirements during this period. Subject to Product availability, BROCADE will accept Dell PO(s) for Products to be withdrawn [*] Dell agrees to use commercially reasonable efforts to qualify and release the [*].

8.2 Spare parts and repair capability for the Products shall be retained by BROCADE for [*] from the last date of manufacture. If spares or repairs are not available during such [*] period, BROCADE will use best commercial efforts to provide similar product with equivalent or better functionality. BROCADE shall allow Dell to make a final last time spares buy in order to provide support for such Products. [*]

9.0 Warranties

9.1  BROCADE represents and warrants on an ongoing basis that:

(a) Dell will acquire good and marketable title to the Products, and that all Products will be free and clear of all liens, claims, encumbrances and other restrictions;

(b) all Products will be new and unused unless Dell requests Refurbished Products in writing. If Dell requests Refurbished Products, the Refurbished Products will be provided to Dell clearly marked as such ("Refurbished Products" shall mean Products that contain used or repaired parts);

(c) all Products will be [*] and will conform to BROCADE'S Product specifications (attached as Schedule H) and specifications provided by Dell attached as Schedules D (packaging), E (labeling) and F (barcode labeling), : (i) for a period of [*] from the date of delivery to Dell for the Gigabit Interface Converter components ("GBICs") of Products, or as extended thereafter in accordance with BROCADE's warranty terms with any qualified supplier of GBICs, and (ii) for a period of [*] from the date of delivery to Dell for all other Products and components. [*] BROCADE agrees to use first-in first-out (FIFO) method for finished goods. The foregoing warranties do not cover BROCADE Products that were subjected to misuse, abuse, improper repair, or unusual physical or electrical stress;

(d) it has all the necessary rights and licenses in the Products necessary to allow Dell to distribute and resell Products without restriction or additional charge;

(e) the Products shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) between the twentieth and twenty-first centuries; and

(f) BROCADE's own internal systems including, but not limited to, manufacturing systems shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) between the twentieth and twenty-first centuries.

9.2 If Dell determines that any Product unit does not conform to the foregoing warranties ("Non-complying Product"), BROCADE will provide, within [*] of receipt of Non-complying Product, (i) an initial failure analysis of the Non-complying Brocade manufactured Product, and/or (ii) failure verification of a GBIC product. For line rejects or failures identified by Dell at its distribution centers or manufacturing locations, Dell [*] of the Non-complying Products. [*] shall be applied no later than [*] after Dell's notice of noncompliance, and will take [*] from Dell or the BROCADE RMA. For Non-complying Product which has been sent to a customer, BROCADE shall (at Dell's sole option) either (a) repair or replace such Product with new or Refurbished Product within [*]



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
following receipt by BROCADE for return to Dell for service spares, or (b) [*] of the Non-complying Products [*]. In the event Dell requests the return of repaired or reworked Products, BROCADE shall ensure that such Products are clearly marked as repaired or reworked, and separated from new Product. In order to facilitate the return of such Non-complying Products, BROCADE will issue Return Material Authorizations ("RMAs") in [*] for each Dell manufacturing facility. When a manufacturing facility has [*] BROCADE will issue [*] of Dell's request (limited to business days). In addition to BROCADE'S obligation to conduct an initial failure analysis, BROCADE agrees to [*]. BROCADE also agrees to provide a failure analysis of the defective Product unit to the component level within [*] of receipt of the Product unit, with a goal of providing such component level analysis within [*]. Non-complying Products may be returned to BROCADE by Dell or Dell's service partners. If the parties determine that there are excessive No Trouble Found returns from Dell's service partners, Dell and BROCADE agree to address this issue.

9.3 Dell agrees to use commercially reasonable efforts to verify field failures before returning Non-complying Product to BROCADE for repair or replacement. The parties will work together to ensure that Dell and its service providers have the tools and expertise required to investigate and troubleshoot failures in the field. In the event that BROCADE has reasonable cause to believe that Dell's verification process has allowed an excessive number of No Trouble Found ("NTF") Products to be returned to BROCADE, then BROCADE shall contact Dell and Dell agrees to examine its process and shall work to reduce NTF Products. BROCADE shall notify Dell in the event that NTF returns exceed [*] of all Product(s) purchased by Dell within [*] and provide Dell with copies of all test reports and documentation related to BROCADE's testing of such Product(s). Dell shall have [*] from the date such notice and documentation is provided to Dell to examine test reports and documentation related to NTF returns and to cure any such excessive NTF returns. Dell agrees to pay all undisputed NTF charges as set out in Schedule A for subsequent NTF rates exceeding [*] over a given [*] period. Disputed NTF charges shall be submitted to the dispute resolution procedures as stated in Section 19.1.

9.4 All Non-complying Products returned by Dell to BROCADE will be shipped at BROCADE'S risk and expense including packing and freight charges to and from BROCADE. Non-complying Product will be returned by Dell in appropriate packaging to protect the Product.

9.5   [*]

9.5.1 [*] is defined as: (1) a [*] requiring the dispatch of (a) any BROCADE-supplied switch assembly (less GBICs) at a rate of [*] or greater of new [*] during the [*] days after [*]; or (b) any FRU (field replaceable unit) other than the switch assembly at a rate of either [*] or greater of new [*] during the [*] days after [*] or (2) a Product [*] equal to or [*] of BROCADE's [*] occurring during any [*] period of Dell's in-warranty installed base. For any of the above, isolated occurrences [*] will not constitute a [*] but will be evaluated and addressed mutually by BROCADE and Dell. If a [*] is declared pursuant to this section, BROCADE agrees to [*] consumed field service spares within [*] of [*] report. The foregoing shall not apply to [*] attributable to GBICs; provided, however, that BROCADE agrees to use all reasonable efforts to work with its GBIC supplier(s) to determine the cause of [*] which trigger the terms of this Section 9.5.1. and to agree on a plan of [*] therefor. BROCADE's compliance with the obligations imposed under the foregoing sentence shall constitute a material term of this Agreement.

9.5.2. {*] may be identified by Dell, Dell's designated service provider, or BROCADE's test procedures or may appear as customer-reported [*]. BROCADE and Dell will promptly and cooperatively attempt to determine [*] of the [*] and [*]. If [*] is determined, then BROCADE and Dell will cooperate in good faith on a [*].

9.5.3. In the event of a [*] Dell may [*] Products without [*] until [*] is determined. If the [*] is due to confirmed (by Dell or BROCADE) Product or FRU [*] during Dell's warranty, BROCADE shall [*] all related material, transportation and field replacement labor [*] associated with [*] including, as applicable, Product [*]. BROCADE shall render


                                                                         9 of 16



*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

rework and/or replacement services equivalent to services described herein for Dell's in-warranty product, [*].

9.6 During the term of this Agreement, any repair and reconditioning of any product not covered by warranty shall be subject to BROCADE's then-standard out of warranty prices, terms, and conditions as set forth in Schedule A.

9.7 THE FOREGOING WARRANTIES, TERMS OR CONDITIONS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

10.0 Indemnification

10.1 BROCADE agrees to defend, indemnify and hold harmless Dell, DCC, DCC's subsidiaries or Affiliates and their respective directors, officers, employees, agents, customers and distributors from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses, including, without limitation, reasonable attorney's fees, arising out of or in connection with any claims or actions by third parties alleging:

(i) infringement by BROCADE and/or Product(s) of a copyright, patent, trademark, trade secret or other intellectual property right of any third party;

(ii) that a Product provided under this Agreement has caused bodily injury (including death) or has damaged real or tangible personal property;

(iii) a cause of action arising out of or relating to BROCADE'S provision of repaired Products that contain used or refurbished parts that are not clearly and conspicuously labeled as such;

(iv) a cause of action based on any violation by BROCADE of any governmental laws, rules, ordinances or regulations; and/or

(v) a cause of action by or on behalf of BROCADE'S subcontractors, materialmen, suppliers, employees or agents.

"Affiliate" means, with respect to any party, any other party that, directly or indirectly controls or is controlled by or is under common control with such party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such party, whether through the ownership of voting securities or by contract or agency or such similar arrangement.

10.2 In the event of any such claims, BROCADE's indemnity option is contingent upon Dell's obligation to: (1) promptly notify BROCADE, (2) cooperate with BROCADE in the defense thereof, and (3) not settle any such claims without BROCADE'S prior written consent, which BROCADE shall not unreasonably withhold unless such settlement could expose BROCADE to additional liability to Dell or third parties or otherwise adversely affect the operation of BROCADE's business.

10.3 In addition to BROCADE'S obligations and liabilities above, if an infringement claim is made or appears likely to be made about a Product, BROCADE shall, at BROCADE's option, either procure for Dell the right to continue to market the Product, modify the Product so that it is no longer infringing or replace it with a non-infringing Product. If the parties determine that none of these alternatives is commercially reasonable, Dell will return any Products in inventory freight collect to BROCADE's designated location for a credit or refund of the purchase price.

10.4 THE FOREGOING PROVISIONS OF THIS SECTION 10.0 STATE DELL'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT BY THE PRODUCTS OF ANY THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

11.0 Liability

EXCEPT FOR BROCADE'S OBLIGATIONS AND LIABILITIES UNDER SECTION 10.0 ("INDEMNIFICATION"), OR BREACH BY EITHER PARTY OF CONFIDENTIALITY UNDER THE NDA, NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS OR ANY OTHER



                                                                        10 of 16


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON A BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY OR OTHERWISE, UNDER ANY PART OF THIS AGREEMENT EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BROCADE'S OBLIGATIONS AND LIABILITIES UNDER SECTION 10.0 ("INDEMNIFICATION") OR BREACH OF CONFIDENTIALITY UNDER THE NDA, EITHER PARTY'S TOTAL LIABILITY TO THE OTHER UNDER THIS AGREEMENT FROM ALL CAUSES OF ACTION OF ANY KIND WILL BE LIMITED TO THE GREATER OF [*] BY DELL TO BROCADE PRIOR TO THE DATE SUCH CAUSE OF ACTION ACCRUED. IN THE EVENT BROCADE UNDERGOES A CHANGE OF CONTROL (AS DESCRIBED IN SECTION (15), BROCADE'S TOTAL LIABILITY LIMIT SHALL BE INCREASED TO THE GREATER OF [*] BY DELL TO BROCADE PRIOR TO THE DATE SUCH CAUSE OF ACTION ACCRUED.

12.0 Quality, Product Safety, Regulatory Compliance and Engineering Changes

12.1 [*] BROCADE agrees to meet or exceed the quality requirements set forth herein and in the applicable Schedule (the "Quality Goals"), except with respect to GBICs. If BROCADE fails to achieve the Quality Goals, BROCADE shall promptly put into place a corrective action plan to be agreed upon with Dell to bring quality performance back in line with the Quality Goals. In the event that BROCADE fails to meet the Quality Goals, after written notice to BROCADE with a [*] cure period, Dell may cancel any outstanding orders without penalty, notwithstanding any other provision in this Agreement. If BROCADE fails to meet the Quality Goals due to BROCADE fault, then BROCADE and Dell will agree [*] relating to repair or replacement for Product outside of such Quality Goals; provided however that nothing in this Section shall in any way derogate the warranty provision at Section 9 or the [*] at Section 9.5. With respect to GBICs, in the event of a non-compliance with the Quality Goals, BROCADE agrees to use all reasonable efforts to work with its GBIC supplier(s) to determine the cause of such non-compliance under the terms of this Section 12.1 and to agree on a plan of corrective action therefor. [*].

12.2 In the event either BROCADE or Dell becomes aware of any information which reasonably supports a conclusion that a hazard may exist in any Product and the defect could cause death or bodily injury to any person or property damage (a "Hazard"), the party becoming aware of this information shall notify the other of the Hazard. Whenever possible, notification to the other party shall precede notice to any governmental agency, unless required by law. BROCADE and Dell shall promptly exchange all relevant data and then, if practical, as promptly as possible, meet to review and discuss the information, tests, and conclusions relating to the alleged Hazard. At this meeting the parties shall discuss the bases for any action, including a recall, and the origin or causation of the alleged Hazard. [*] Each party shall, on request, provide to the other reasonable assistance in (i) determining how best to deal with the Hazard; and
(ii) preparing for and making any presentation before any governmental agency which may have jurisdiction over Hazards involving Products.

12.3 BROCADE is responsible for obtaining and maintaining all U.S. and foreign regulatory approvals for the Product(s), as specified by Dell in Schedule G and as required for BROCADE's standard products. Additionally, BROCADE will assist Dell in addressing problems with its Products that contribute to a Dell system's failure to meet any regulatory requirement due to BROCADE Products being integrated into the Dell system.

12.4 Engineering Changes

12.4.1 BROCADE agrees to notify Dell of all Product changes. BROCADE shall provide [*] notice of changes that affect the Product's (including Software or drivers) form, fit or function to allow Dell to evaluate such changes. Dell shall respond to such proposed changes within [*] of receiving notice from BROCADE. In the event that Dell fails to respond within such period, BROCADE should use commercially reasonable efforts to contact appropriate representatives at Dell to determine Dell's response and otherwise may deem such changes to be accepted by Dell. Notwithstanding the foregoing, any changes that materially affect the Products (including Software or drivers) form, fit or function require Dell's written consent in the form of an agreed to Engineering Change Order ("ECO").

12.4.2 BROCADE may issue notice of "Mandatory Changes," which are changes required to satisfy governmental standards, for safety, or to guarantee continuity of supply. BROCADE will make all commercially reasonable



                                                                        11 of 16


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

efforts to provide Dell with [*] prior written notice of Mandatory
Changes prior to implementing such changes, and will notify Dell not more than [*] after BROCADE becomes aware of the need to make a proposed change (with the exception of potential safety and hazard issues which require immediate notification). [*]
13.0 Compliance

13.1 Since Dell transacts business with the United States government, BROCADE must comply with applicable laws and Federal Acquisition Regulations ("FAR") clauses. BROCADE therefore represents and warrants that it will comply with the following FAR clauses, and other provisions of the Code of Federal Regulations, as applicable, which are hereby incorporated by reference into this Agreement:

          (1) FAR 52.222-26 "Equal Opportunity" (except for subparagraph (c))
          (2) FAR 52.222-35 "Affirmative Action for Special Disabled and Vietnam Era Veterans"
          (3) FAR 52.222-26 "Affirmative Action for Handicapped Workers"
          (4) FAR 52.219-8 "Utilization of Small, Small Disadvantaged and Women-Owned Small Business Concerns"
          (5) 40 C.F.R. Section 60-1.4(a) "Equal Opportunity Clause'
          (6) 40 C.F.R. Section 60-1.7 "Reports and other Required Information"
          (7) 40 C.F.R. Section 60-1.40 "Affirmative Action Compliance Program"

In addition, BROCADE represents and warrants that it will comply with all applicable requirements of 33 U.S.C. Section 1251 "Federal Water Pollution Control Act" and 42 U.S.C. Section 7401 "Clean Air Act". BROCADE represents and warrants that none of the items listed in paragraph (a) of FAR 52.209-5 "Certificate Regarding Debarment, Suspension, Proposed Debarment and Other Responsibility Matters" exist with respect to BROCADE or any of BROCADE's "principals" as that term is defined by FAR 52.209-5. BROCADE further represents and warrants that it will comply with the prohibition on the use of convict labor as set forth in FAR 52.222-3 "Convict Labor."

In the event that Dell licenses any Software to the U.S. Government, Dell shall identify such Software to the Government as "commercial computer software" developed exclusively at private expense, and, in accordance with FAR Section
12.212 or Defense FAR Supplement Section 227.7202, as applicable, Dell shall license the Software to the Government in accordance with the terms of the End User license attached as Schedule I ("Software License Agreement").

13.2 The parties, at their expense, will comply with all applicable laws, orders and regulations of any governmental authority with jurisdiction over their activities in connection with this Agreement and will furnish to each other any information required to enable a party to comply with applicable laws related to the Products.

13.3 In the event that Dell licenses any Software to the U.S. Government, Dell shall identify such Software to the Government as "commercial computer software" developed exclusively at private expense, and, in accordance with FAR Section
12.212 or Defense FAR Supplement Section 227.7202, as applicable, Dell shall license the Software to the Government in accordance with the terms of the End User license attached as Schedule I ("Software License Agreement").

14.0 Import/Export Requirements

14.1 BROCADE will certify to, and mark Products and packaging with, the country of origin for each Product so as to satisfy the requirements of customs authorities of the country of receipt and any other applicable laws. If any Products are imported, Dell will be the importer of record. BROCADE and Dell shall comply with all import and export laws and regulations and maintain appropriate import and export documentation. At Dell's request, BROCADE shall make available for inspection and audit all import and export documentation for Product(s) sold under this Agreement. At Dell's request, BROCADE shall also provide an appropriate Export Control Classification Number ("ECCN") for all Product(s) sold hereunder.

14.2 BROCADE shall not, directly or indirectly, export, re-export or tranship Products in violation of any applicable U.S. export control laws and regulations or any other applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein.

15.0 Assignment and Merger


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                        12 of 16

[*] either party may assign this Agreement to a successor entity in the event of a Change of Control. A 'Change of Control' shall mean any of the following events: (i) the direct or indirect sale or exchange of all or substantially all of the stock of a corporation (or partnership interests of a partnership) where the stockholders of such corporation (or partners of such partnership) before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other interest of the successor entity; (ii) a merger in which the shareholders or partners of a corporation or partnership before the merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other interest of the successor entity; or (iii) the sale, exchange, or transfer of all or substantially all of a corporation's or partnership's assets (other than a sale, exchange, or transfer to one or more entities where the shareholders of the corporation or partners of the partnership before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting interests in the entity to which the assets were transferred). Subject to this Section 15.0, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

16.0 Right to [*]

16.1 Upon the occurrence of a [*] (as set forth in Section 16.2 of this Agreement), BROCADE hereby grants Dell the [*] the then-current Products being purchased by Dell at the time of the [*] (including the "Cocoon, Jr." (SilkWorm
2400) Product) [*] from BROCADE's [*] for the remainder of the then-current term of this Agreement (or in the event of a termination of the Agreement under Section 2.0 by Dell for material breach by BROCADE, the remainder of the then-current term assuming no termination had occurred) and [*] as provided for in this Agreement. In addition, upon the occurrence of a [*] and Dell's written notice to BROCADE that Dell intends to [*] Product(s) [*] from BROCADE's [*] BROCADE shall immediately provide notice to BROCADE's [*] allowing such [*] to [*] to Dell under the terms of this Section 16.0. Within [*] after the date of this Agreement with respect to [*] and prior to contracting with any new or additional [*] for Products, BROCADE shall enter into a written agreement with any such [*] that will [*] to such [*] necessary to effectuate the intent of this Section 16.0. In the event that BROCADE fails to do so, the parties expressly agree that Dell may provide a copy of this Agreement to any such [*] and such [*] shall be entitled to rely on this Section 16.0 as representing BROCADE's [*] of Products [*] to Dell without the [*] of any further [*] by BROCADE. BROCADE shall consult with Dell prior to contracting with a new or additional [*] for Products. In addition, BROCADE shall give Dell at least [*] prior written notice if BROCADE plans to begin [*] any Product(s) itself rather than using a [*] so that the parties may review whether to modify Dell's rights under this Section 16.

16.2 For purposes of this Section 16.0, a [*] shall mean any one or more of the following circumstances:

     (a) BROCADE notifies Dell of its intention to [*] sale or support of the applicable Product without providing Dell the notice required by this Agreement,

     (b) BROCADE is insolvent or has a petition brought by or against it under the insolvency laws of any jurisdiction; if BROCADE makes an assignment for the benefit of creditors; or if a receiver, trustee or similar agent is appointed with respect to any property or business of BROCADE,

     (c) any material breach by BROCADE of the terms of this Agreement which is not cured by BROCADE within [*] after receipt of written notice of such default, or

     (d) a [*] occurs with respect to BROCADE. For example, a [*] shall include, but not be limited to, an event whereby BROCADE directly or indirectly [*]

         (i)   [*]

         (ii) any [*] or [*] that generates its sales predominantly through sales to end users; or

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                        13 of 16

    (iii) any [*] or [*] that has an expressed strategy to attach its [*] products to Dell [*] or

     (iv) any entity that has expressed an intent to exit the original equipment manufacturer (OEM) [*] business.

17.0 Capacity Constraints

On a quarterly basis, or as requested by Dell, BROCADE agrees to provide ramping and capacity plans ("Capacity Plan") to Dell (in a format acceptable to Dell) to ensure continuity of supply. This Capacity Plan shall include percent available capacity and utilization. In the event that BROCADE's total manufacturing production exceeds [*] of available capacity, BROCADE agrees to put in place the additional manufacturing capacity required to achieve and maintain a [*] manufacturing upside capability to the current Dell forecast [*].

18.0 New Products

18.1 During the term of this Agreement, BROCADE agrees to offer to sell to Dell all standard products developed, manufactured, distributed or sold by BROCADE to (or for) any other customer. If Dell agrees to purchase such products, such sale will be pursuant to the terms and conditions of this Agreement (to the extent that such products are similar to products covered by this Agreement). [*] In the event BROCADE and Dell co-develop a product, a separate contract addendum is required, specifying points of ownership and limitations to distribution.

18.2 Prior to offering for sale any new Standard Product, BROCADE will [*] consult with Dell and allow Dell to place Dell PO(s) for such new Standard Product [*]. Prior to the addition of a new Standard Product to a Schedule, the parties will mutually agree on a new product program schedule which will include the appointment of business and technical contacts for each party to monitor compatibility issues and product release issues with Dell systems. BROCADE agrees that Dell will receive [*] of all new products that are added to this Agreement pursuant to BROCADE'S standard [*]. As used herein, "Standard Product" shall mean and include all products of BROCADE which are being developed or have been developed for the purpose of distributing and selling such products to customers except those products for which NRE funds, technology, or other development contributions are made by a third party for the specific purpose of developing such product.

18.3 Prior to the general availability of Dell's systems containing any new BROCADE product, BROCADE shall provide mutually agreed upon training to Dell for sales, customer support and technical support at prices as stated in Schedule A.

18.4 BROCADE agrees to include Dell systems as mutually agreed in test and development for all applicable new products. Dell will be consulted and given the opportunity to provide input in all hardware and software technology roadmaps for all applicable new products.

18.5 Except for SilkWorm(TM) Express, BROCADE shall provide to Dell the applicable manufacturing, customer, and field diagnostics for Dell's testing and evaluation at least [*] prior to Dell's shipment of a new Product.
For SilkWorm(TM) Express, BROCADE shall provide such information to Dell as soon as possible.

19.0 General

19.1 In the event a dispute or claim between the parties on any matter is not resolved by the parties within [*] of an initial notice from either party to the other party regarding the dispute, the dispute or claim shall be escalated first to the OEM Business Manager of Dell ESG Storage and the Director of OEM Sales of BROCADE. If these individuals are unable to resolve the dispute or claim within [*] of such escalation, resolution of the dispute or claim shall be escalated to the Director of OEM Business of Dell ESG Storage and the Vice President of Worldwide Sales of BROCADE, who shall have [*] to resolve such dispute or claim before action is brought by either party. Either party may initiate the escalation procedure of this Section by written notice to the other party which notice shall be without prejudice to the invoking party's rights to any other remedy permitted hereunder. The parties will use commercially reasonable efforts to arrange meetings or telephone conferences, as needed, at mutually convenient times and places, to facilitate negotiations between the parties. Unless otherwise


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                        14 of 16
agreed in writing, the parties shall be required to invoke the escalation procedures of this Section prior to the initiation of a lawsuit against the other party relating to this Agreement, except if the rights of such party would be materially prejudiced by delay in the filing of such lawsuit.

19.2 Nothing in this Agreement shall prevent Dell, DCC or any of DCC's Affiliates or subsidiaries from purchasing or obtaining products similar to the Products from any other supplier, including competitors of BROCADE.

19.3 The provisions of Sections 7.2.4, 8.0 "Product Withdrawal", 9.0 "Warranties", 10.0 "Indemnification", 11.0 "Liability", 12.2, and 12.3, 16.0 [*] "New Products" and 19.0 General", shall survive any termination or expiration of this Agreement and shall continue to bind the parties and their permitted successors and assigns.

19.4 Except as expressly permitted herein, neither party will use the name of the other or quote the opinion of any employee of the other in any advertising or otherwise without first obtaining the prior written consent of the other; such consent shall not be unreasonably withheld.

19.5 Any confidential information that will be disclosed by either party related to this Agreement shall be disclosed pursuant to the terms and conditions of the 98060301 Non-disclosure Agreement between the parties. The terms and conditions of this Agreement shall be deemed to be confidential information. Notwithstanding the terms of the Non-disclosure Agreement, (i) BROCADE agrees that Dell may provide information related to BROCADE'S technology roadmaps to certain Dell customers provided such Dell customers have executed a non-disclosure agreement with Dell that requires the customer not to disclose the information to a third party, and (ii) Dell agrees that BROCADE may disclose information relating to this Agreement, including without limitation, a copy of this Agreement (which has had the pricing and other strategic terms redacted) to third parties as required by law or as is necessary to comply with disclosure requirements of the Securities Exchange Commission. BROCADE shall use reasonable efforts to protect the confidentiality of specific information before public disclosures under subsection (ii) are made, including making appropriate redactions to any information provided. BROCADE agrees to provide Dell with reasonable advance notice of any such disclosure and to confer with Dell in good faith regarding the scope of such disclosure.

19.6 BROCADE will maintain accurate and legible records and will grant to Dell reasonable access to and copies of, any information reasonably requested by Dell with respect to BROCADE'S performance under this Agreement (including quality programs and test documentation). BROCADE'S obligation to maintain records under this provision is limited to BROCADE'S maintaining records in accordance with BROCADE'S normal course of business. This provision does not impose any obligation on BROCADE to institute new or different document retention procedures. BROCADE represents that it is BROCADE'S standard practice to maintain its records for a period of [*]. Dell may send a representative in its place with BROCADE'S consent and BROCADE agrees not to unreasonably withhold such consent.

19.7 Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party shall be entitled alternatively or cumulatively, subject to the other provisions of this Agreement, and as allowed by the applicable laws governing this Agreement, to any other remedy available at law or in equity.

19.8 Neither party is an agent or employee of the other or has any authority to assume or create any obligation or liability of any kind on behalf of the other.

19.9 No waiver of any term or condition is valid unless in writing and signed by authorized representatives of both parties, and will be limited to the specific situation for which it is given. No amendment or modification to this Agreement shall be valid unless set forth in writing and signed by authorized representatives of both parties. No other action or failure to act (including inspection, failure to inspect, acceptance of late deliveries, or acceptance of or payment for any Products) will constitute a waiver of any rights.

19.10 This agreement will be governed by the laws of the state of Texas, U.S.A. The parties expressly disclaim the applicability of the United Nations Convention on the International Sale of Goods. Any cause of action brought by BROCADE against Dell under this Agreement shall be filed by BROCADE in and submitted to the jurisdiction of a federal or state court in Travis County, Texas. Any cause of action brought by Dell against BROCADE under this Agreement shall be filed by Dell in and submitted to the jurisdiction of a federal or state court in Santa Clara, California.


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                        15 of 16

19.11 Any notice required or permitted by this Agreement shall be in writing and delivered by certified or registered mail, return receipt requested, postage prepaid and addressed as follows or to such other addresses as may be designated by notice from one party to the other, all such notices being effective on the date received or, if mailed as set above, three (3) days after the date of mailing:

               If to Dell:

                      Dell Products L.P.
                      One Dell Way
                      Round Rock, Texas 78682
                      Attention: Vice President, Worldwide Procurement cc: General Counsel

               If to BROCADE:

                      BROCADE Communications Systems, Inc.
                      1901 Guadalupe Parkway
                      San Jose, California 95131
                      Attention: Chief Financial Officer

19.12 Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored and a new provision deemed added to this Agreement to accomplish to the extent possible, the intent of the parties as evidenced by the provision so severed. The term "including" means "including without limitation." The headings used in this Agreement have no legal effect.

19.13 Neither party will be liable for any delay in performing under this Agreement to the extent such delay is caused by government action, inclement weather, fire, explosion, floods, riots, civil disturbance, earthquakes, other natural disasters or other similar reasons where failure to perform is beyond the control and not caused by the negligence of the non-performing party. Such delay, however, shall only be excused for the period during which such condition continues.

19.14 Dell does not guarantee that its marketing, if any, of the Product(s) will be successful. There is no minimum purchase obligation under this Agreement. Dell may distribute/sell the Products on a standalone basis or in conjunction with a system sale or lease.

19.15 This Agreement, its attached Schedules and Specifications set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, such as purchase orders or acknowledgments, is for convenience only and all terms and conditions stated thereon, except for information requested or allowed by this Agreement, are void and of no effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

BROCADE:                                    DELL:


By: /s/ GREG REYES                          By: /s/ MICHAEL LAMBERT
  --------------------------------             ---------------------------------
        Greg Reyes                                  Michael Lambert

Title: President and CEO                    Title: Senior Vice President,
Systems Group                                       Enterprise

Date: 1-17-99                               Date: 12/18/98
     -----------------------------               -------------------------------



                                                                        16 of 16

                     SCHEDULE A TO AGREEMENT NUMBER BRO-001

                         PRODUCT DESCRIPTION AND PRICING

                       SCHEDULE A TO AGREEMENT NO. BRO-001
                                  REV. 12.9.1.

                         Product Description and Pricing


PRODUCT                 BROCADE PART NUMBER    DELL PART NUMBER   DESCRIPTION                                            PRICE
-------                 -------------------    ----------------   -----------                                            -----
1. SilkWorm Express     DL-0880-0002           5829D-X00-01       6FL port, 2G port, 4 SWL GBIC, ICu GBIC with Web
                                                                  Tools and Zoning enabled                                [*]

2. SilkWorm Express     DL-0880-0003           7829D-X00-01       6FL port, 2G port, 5 Cu GBIC with Web Tools and
                                                                  Zoning enabled                                          [*]

3. SilkWorm Express-FRU DL-0880-0004           6410P-X00-00       6FL port, 2G port, O GBIC with Web Tools and Zoning
                                                                  enabled                                                 [*]

4. Cu GBIC - FRU        DL-1017                TBD                1 Cu GBIC, 1 extraction tool, single pack               [*]

5. SWL GBIC - FRU       DL-1006                TBD                1 SWL Optical GBIC, 1 extraction tool, single pack      [*]

6. FL Port Card - FRU   X1015-04               TBD                FL Port Card, O GBIC, single pack                       [*]

7. G Port Card - FRU    X1003-03               TBD                G Port Card, O GBIC, single pack                        [*]

8. Cu GBIC - FRU        TBD                    TBD                4 Cu GBIC, 1 extraction tool, four pack                 [*]

9. SWL GBIC - FRU       TBD                    TBD                4 SWL Optical GBIC, 1 extraction tool, four pack        [*]

[*]                     TBD                    TBD                TBD
    [*]



OUT OF WARRANTY REPAIR:
-----------------------

FL Port Card                                      [*]
G Port Card                                       [*]
SilkWorm Express-less GBIC                        [*]
        1.     CPU Board                          [*]
        2.     Mother board                       [*]
        3.     Enclosure/power supply             [*]
        4. Hourly rate [*] (subject to change based on current standard rates) [*]


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CHARGES FOR EXCESSIVE UNDISPUTED NTF (NO-TROUBLE-FOUND) RETURNS:

[*] per switch (8 hours testing [*]) if Brocade returns retested Product to Dell. If Dell returns NTF Product for credit, the NTF charge will be [*] plus the difference between the then-current price of a switch (credit return) and the price of the switch FRU (without GBICs).

WARRANTY ADVANCE EXCHANGE PRICE:

[*] (return unit must be received by Brocade within [*]

PRODUCT LEADTIME:

Leadtime for Product, including FRUs is [*] ARO, if forecasted, [*] without forecast.

[*]

NOTE:

Pricing to be reviewed by the parties on at least a [*] basis. This
Schedule will be revised accordingly to reflect current pricing, products and/or services offered.


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE A.1

                                      [*]

                                                                                                                          Per Unit
# OF PALLETS   # of Units      [*]            [*]         [*]           [*]        [*]           [*]          Total         cost
------------   ----------                                                                                     -----         ----
 1                 16          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 2                 32          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 3                 48          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 4                 64          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 5                 80          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 6                 96          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 7                112          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 8                128          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

 9                144          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

10                160          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

11                176          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

12                192          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

13                208          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

14                224          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]

15                240          [*]            [*]         [*]           [*]        [*]           [*]           [*]          [*]


[*]

DEFINITIONS:

[*]
[*]
[*]
[*]

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
 Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their duly authorized representatives as of the day and year first written herein.

BROCADE:                                                  DELL:

BROCADE:                                    DELL:


By: /s/ GREG REYES                          By: /s/ MICHAEL LAMBERT
  --------------------------------             ---------------------------------
   (Authorized Signature)                       (Authorized Signature)

Title: President and CEO                    Title: Senior Vice President,
Systems Group                                       Enterprise

Date: 1-17-99                               Date: 12/18/98
     -----------------------------               -------------------------------

                     SCHEDULE B TO AGREEMENT NUMBER BRO-001

                    FIBRE CHANNEL SWITCH PRODUCT QUALITY PLAN

                                      DELL

                                    FC SWITCH

                                     PRODUCT

                                  QUALITY PLAN

                                  Revision 0.2

                                   Prepared by
                                  Tim Killworth
                                    11/11/98

                                TABLE OF CONTENTS

1.0     FC SWITCH QUALITY PLAN REVISION HISTORY ...........................  4

2.0     REVIEW AND SIGNATURES..............................................  4
        Area ..............................................................  4

3.0     INTRODUCTION ......................................................  4

4.0     QUALITY GOALS FY99 ................................................  5

5.0     APPLICABLE DOCUMENTS AND AMENDMENTS ...............................  5

6.0     QUALITY PROGRAM MANAGEMENT ........................................  5

        6.1    Organization ...............................................  5

        6.2    Quality Planning ...........................................  5
               6.2.1  Design ..............................................  5
                      6.2.1.1  Development ................................  5
                      6.2.1.2  Prototype ..................................  5
               6.2.2  Production ..........................................  6
                      6.2.2.1  Eval Test ..................................  6
                      6.2.2.2  Pilot ......................................  6
                      6.2.2.3  Launch .....................................  6
        6.3    Metric Goals and Analysis ..................................  6

        6.4    Training/Certifications ....................................  6

7.0     CONTROL OF PURCHASES ..............................................  6

        7.1    Procurement Control ........................................  6
               7.1.1  General Comments ....................................  6
               7.1.2  Development .........................................  6
               7.1.3  Prototype ...........................................  7

        7.2    Approved Suppliers .........................................  7

        7.3    Incoming Quality Assurance .................................  7
               7.3.1  First Article Inspection ............................  7
               7.3.2  IQA Instructions ....................................  7

8.0     DESIGN AND MANUFACTURING CONTROL ..................................  7

        8.1    Process Capability .........................................  7

        8.2    Commodity Analysis .........................................  7

        8.3    Pilot build ................................................  7

        8.4    Cycle time improvements ....................................  8

        8.5    Work Instruction Review ....................................   8

        8.6    Quality Levels .............................................   8

        8.7    Defect Containment .........................................   8

        8.8    Escalation Path ............................................   8

        8.9    Defect Root Cause analysis .................................   8

        8.10   Preventative Corrective Actions ............................   8

        8.11   Material Review Board (MRB) ................................   8

        8.12   Out of Box Experience (OBE) ................................   8

        8.13   Stop Build/Ship Criteria ...................................   9

        8.14   Statistical Process Control and Analysis ...................   9

        8.15   Tooling/Test Equipment .....................................   9

        8.16   PM/Calibration Process .....................................   9

        8.17   Design Changes .............................................   9

9.0     RISKS .............................................................   9

        9.1    DFMEA Issues ...............................................   9

        9.2    PFMEA Issues ...............................................   9

        9.3    System Management Issues ...................................   10

                             FC SWITCH QUALITY PLAN

1.0     FC SWITCH QUALITY PLAN REVISION HISTORY

REVISION        BY                  DATE           DESCRIPTION
--------        --                  ----           -----------
0.0             Tim Killworth       10-21-98       Initial Draft

0.1             Tim Killworth       11/11/98       Added FY 00 quarterly measurement TBD to section
                                                   4.0 and added page breaks

0.2             Tim Killworth       11/16/98       Added FY00 Q1 & Q2 measurements to section 4.0

2.0 REVIEW AND SIGNATURES

Area                                                               Signature
----                                                               ---------
WW Enterprise System Group (ESG)                                 Randy Printz
Storage Division - Quality Mgr.

WW Enterprise System Group (ESG)                                 Randy Printz
Storage Division - NPO/Quality/Program Mgr.

3.0 INTRODUCTION

This Quality plan is a structured method of defining and establishing the steps necessary to assure that a product meets or exceeds the customer's expectations. The main topics will be used in the overall product schedule to assure systemic quality implementation. The Quality plan also provides a summary description of the systems used in minimizing process and product variations while maintaining focus on improving the business objectives of Initial Field Incident Rate
(IFIR), Defects per Hundred Units (DPHU) and overall customer satisfaction. A cross functional team approach is used with members from all strategic disciplines; including the supplier.

4.0 QUALITY GOALS FY99

FC Switch:            FY 99-Q4      FY00-Q1        FY00-Q2       FY00-Q3        FY00-Q4
----------            --------      -------        -------       -------        -------
IFIR:                   [*]           [*]            [*]         TBD            TBD

5.0 APPLICABLE DOCUMENTS AND AMENDMENTS

ISO 9001 and 9002.

6.0 QUALITY PROGRAM MANAGEMENT

        6.1    Organization
        The Storage Systems organization operates under the direction of the Enterprise Systems Group, and Regional Business units. To ensure appropriate attention, metric responsibilities for the regions are shared at Enterprise Systems Group (ESG) Storage Division level while the individual regions are ultimately responsible for monitoring trends and improvements. All improvements are shared on a world wide scope.

        6.2    Quality Planning
        The Quality Planning Process is designed to assure a comprehensive and critical review of the engineering requirements and other related technical information. At this process stage, a preliminary feasibility analysis will be made to assess the potential problems that occur during manufacturing and field deployment. The scope of this plan will assume that Dell will receive the fully configured and assembled product marked with the Dell logo and packed in Dell boxes as designated in the business agreement. The supplier will ensure product integrity. Dell will ship the already boxed units.

               6.2.1  Design

                      6.2.1.1 Development
                      Review concept to estimate impact on IFIR relating to prior programs. Identify any new key products and process characteristics and performance tracking systems. Assist supplier in performing benchmark studies and initiate DFMEA and DFM/DFS where applicable.

                      6.2.1.2 Prototype
                      Improve metric targets from lessons learned. Finalize performance tracking methodology. Initiate PFMEA using the previous DFMEA as a baseline. Identify gages/test equipment. Initiate preliminary process capability study.



*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               6.2.2  Production

                      6.2.2.1 Eval Test
                      Characterize special product and processes for the testing, quality, and defect reporting/prevention systems. Issue control plan to document these and quantify test performance. Finalize process capability study.

                      6.2.2.2 Pilot
                      Plan for production system integration. Schedule time, hardware and testing requirements including compatibility will Dell products and software.

                      6.2.2.3 Launch Risks identified in the D/PFMEA have been assessed. Metrics have been adjusted accordingly. Quality Measurement System improvements identified.

        6.3    Metric Goals and Analysis
        Metrics for IFIR, and M&W will be established by the Quality function of the ESG Storage Division organization. These will take in account similarities from historical products along with variables relating to new technology and lessons learned improvements.

        6.4    Training/Certifications
        New technologies and special processes will be targeted for training. JIT training will be scheduled with Customer Support, Field Service, manufacturing and Engineering. Specialized positions necessary for the product may be established with necessary training and position certifications provided to the personnel. Training for third party maintainers for on-site installation and implementation is necessary.

7.0     CONTROL OF PURCHASES

        7.1    Procurement Control

               7.1.1  General Comments
               Supplier Quality responsibility for FC Switch (all regions) will be supported out of World Wide Supplier Quality Engineering, which is under the direction of Procurement and will assume responsibility Secondary Storage in Q3, FY 1999. World Wide Suppler Quality Engineering Charter of Expectations that define quality system, manufacturing, and test process requirements are flowed down to the supplier. The Supplier shall comply with all the requirements contained in the Charter of Expectations. Review the drawings and specifications then formulate the supplier quality system requirements invoked at the supplier and provide a level of control class/type of commodity. Ex: design change submittal, test procedures, Pareto listings, inspection plans, etc.

               7.1.2  Development
               Review concept to estimate impact on IFIR and DPHU relating to prior programs. Identify any new key products and process characteristics and performance tracking systems. Perform benchmark studies. Assist suppliers with DFMEA and DFM/DFS

               7.1.3  Prototype
               Improve metric targets from lessons learned. Finalize performance tracking methodology. Assist suppliers with PFMEA. Identify gages/test equipment.

        7.2    Approved Suppliers
        Facility and system conformance/capability studies performed Supplier Survey performed after approval of business contract. Quality system and document assurance of delivered product quality. Maintain approved status; periodic quality system audits.

        7.3    Incoming Quality Assurance

               7.3.1  First Article Inspection
               First Article Inspection shall be performed by the Supplier on all or any parts integrated into the top level assembly and including Top Level Assembly. Additionally, WWSQE will review first article documentation and perform a complete first article inspection of the top level assembly to verify a compliance with engineering intent and processes. Quality Engineering will identify candidates for FAI. An inspection plan will document the necessary inspection criteria. Any inspection discrepancies will be coordinated with Design Engineering and the supplier. All discrepancies will be resolved prior to launch.

               7.3.2  IQA Instructions
               Incoming Inspection Plan will document the part's inspection plan and level. This will determine whether the part should be dock to stock, FAI, etc.

8.0     DESIGN and MANUFACTURING CONTROL

* All items listed under the section DESIGN AND MANUFACTURING CONTROL [*]

* Supplier shall also adhere to stipulations specified in the WWSQE Charter of Expectations

        8.1    Process Capability
        Processes will be reviewed for capabilities to support the new products. A PFMEA will be based on the DFMEA previously used in the design phase. Capability analysis will include but not limited to: WI, bitmaps, hardware flow, Doc Box kiting, MRB and overall system routing with the overall goal directed to process improvements. This will be used as one of the basis for the metrics forecasting models.

        8.2    Commodity Analysis
        Each major part will be reviewed for impact to production flow, installation process, failure rates and special handling processes. This will be used as one of the basis for the metrics forecasting models.

        8.3    Pilot build
        Select quantities and configurations are built and tested using the manufacturing environment. This type of build is used to verify the readiness of the manufacturing process. All failures during this phase will be applied to the DFMEA or PFMEA for analysis to determine root cause, C/A or risk assessment.


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        8.4    Cycle time improvements

        Key time related processes will be monitored for baselines. Benchmark studies from other LOBs will be reviewed. Select processes or steps will be the focus for performance improvements. Ex: RMA cycle time, Testing time.

        8.5    Work Instruction Review
        Instruction for activities affecting the product quality will be reviewed for scope, content and context. This will include text and bitmap based instructions for accomplishing inspection and managing hardware activities. Responsibility of implementation and control is documented in the ISO procedures.

        8.6    Quality Levels
        Key metrics are monitored for adverse trends. Daily and weekly failures are monitored for early warning trends. Over the day, three failures of the same type will cause the issue to escalate per the escalation process.

        8.7    Defect Containment
        To prevent further Line Rejects, steps will be taken to isolate or contain the circumstance/part that caused the reject. This will include the following processes: Stop Build, Stock Purge, MRB impound, etc. The scope includes visibility in all stock, revolver, and supplier locations; including materials in transit.

        8.8    Escalation Path
        Steps are in place in the event adverse trends are seen or if more than three repeat failures occur in the same day. The first level is to contact Manufacturing Quality Engineering. Circumstances will be analyzed to decide further escalation. Depending on root cause, the second escalation level is to contact Storage Systems Quality Engineering. They will direct a detailed analysis to address containment and further problem solving steps. The final escalation is to issue a stop ship/build.

        8.9    Defect Root Cause analysis
        Analysis for individual commodities have different documented trigger points. System failure rates will be tracked and monitored on a weekly basis by Storage Systems Quality Engineering. When the analysis extends to a vendor provided item (i.e. HD's), Supplier Quality Engineering involves the supplier, assuring root cause analysis occurs at the earliest point.

        8.10   Preventative Corrective Actions
        Corrective action implementation is dependent on recurring defect trends and the defect's severity. Once root cause has been established, prevention steps are identified, reviewed by Quality Engineering, documented, and implemented. Periodic review assures the action's effectiveness or need for more.

        8.11   Material Review Board (MRB)
        The MRB is responsible to assure nonconforming hardware is segregated from normal production materials. Discrepant material found during the manufacturing cycle is to be conspicuously tagged for subsequent MRB impound. The MRB will evaluate and disposition the discrepancies.

        8.12   Out of Box Experience (OBE)
        A sampling of units will be unpacked after being received by Dell for inspection purposes. Documented OBE procedures will specify the steps necessary for the inspected systems. In the event of a finding, closed loop corrective actions will occur.

        8.13   Stop Build/Ship Criteria
        During the root cause analysis, if a defective condition will adversely the customer's quality level, a decision for containment is made. Manufacturing, Quality and management considers the defect's impact and reaches a consensus for hardware disposition. Stop ship deals with defects that can be contained via the manufacturing process; stop ship addresses all stock, both work in process and at the revolver.

        8.14   Statistical Process Control and Analysis
        The majority of tests will be one hundred percent in accordance with the automated testing process. SPC is used to specify control limits on these test processes and help identify instances for further investigation.

        8.15   Tooling/Test Equipment
        Hardware necessary for product verification will be controlled to reduce process variability. This will include screen stations, flash stations, network connections, Final Test and Hi-Pot stations. Location monitoring will establish trends for process improvements. Calibration schedules will be maintained for specific equipment and calibrations maintained by Process Engineering.

        Computer software will be maintained by Quality/Test and Manufacturing Engineering. Code certification and control will be the responsibility of Test Engineering.

        8.16   PM/Calibration Process
        Systems requiring periodic adjustments or susceptible to performance degradation will be assigned a schedule for periodic maintenance. Systems requiring close tolerance activities, i.e. torque or voltage measurements, will be calibrated and identified with a calibration label. Optimum recalibration frequencies will be assigned along with recall dates. Recalibration dates will be reviewed by manufacturing and audited by Quality.

        8.17   Design Changes
        The supplier will ensure advance notification to Dell of design changes consistent with the business contract.

        8.18   Failure/Corrective Analysis
        The supplier will ensure returned failure/corrective analysis within the time specified in the business contract.

9.0     RISKS

        9.1    DFMEA Issues
        Any issues remaining unresolved or not forwarded to the PFMEA will be assigned a rating according to the standard FMEA process. Trend analysis will determine need to forward lessons learned into future products. These will be documented during the product's post mortem.

        9.2    PFMEA Issues
        Any issues remaining unresolved will be assigned a rating according to the standard FMEA process. Trend analysis will determine need to forward lessons learned into future products. These will be documented during the product's post mortem.

        9.3    System Management Issues

        System issues will be documented during the product's post mortem. Analysis will determine need to forward lessons learned into future products.

                     SCHEDULE C TO AGREEMENT NUMBER BRO-001

                          DELL SERVICE OEM REQUIREMENTS

                          PROJECT: FIBRE CHANNEL SWITCH

                                DELL SERVICE OEM
                                  REQUIREMENTS

                               PROJECT: FC-Switch

                             Date: November 19, 1998

                                  Revision 1.2

                                  Furnished By:

                                  Rob Tahamtan
                  DELL Customer Service and Support Engineering
                                 (512) 728-0364
                              Rob_Tahamtan@DELL.com

                          DELL Service OEM Requirements

The following is a conceptual framework regarding service requirements for Product(s). DELL and BROCADE agree to meet and work cooperatively to identify additional items and further define the service requirements below. To the extent any of the provisions below conflict with the Agreement, the Agreement shall take precedence.

1        BROCADE FIELD SERVICE COMMITMENT

         1.1 BROCADE shall provide a [*] from date of BROCADE shipment to DELL, return to factory warranty on all parts and labor on FC-Switch with exception of GBICs. GBICs warranty is limited to [*] from date of BROCADE shipment to DELL. BROCADE shall also provide to DELL a pass-through warranty as defined in Section "9" of the Agreement.

                  1.1.1    All FRUs are new or remanufactured Products.

         1.2 BROCADE shall provide replacement parts -including: hardware, firmware, software, training material, diagnostics and technical support as described in section 4.0 - for [*] from the last date of manufacture, as stated in Section "8.2" of the Agreement.

         1.3 BROCADE shall provide worldwide technical support through identified personnel via BROCADE's paging system. (See Section 4.0)

         1.4 BROCADE shall provide master copy of service installation and trouble-shooting guides, included in DELL User's Guide, to DELL for all Product(s) sold to/by DELL as normally available from BROCADE. It is DELL's responsibility to supply Service manuals to DELL Service Providers (DSPs)

         1.5 BROCADE shall provide listing of recommended field replaceable parts on Products sold to DELL.

                  1.5.1    BROCADE shall provide estimated repair times (or
                           MTTR) for the FRU list. These estimates should cover the time required to replace each FRU and verify the fix.

               FRU                                           MTTR
               ---                                           ----
               CU-GBIC or SW-GBIC                            [*]
               Switch (excluding GBICs)                      [*]

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.6 BROCADE shall provide timely Product updates (firmware, release notes, and technical bulletins) to DELL by permitting DELL access to BROCADE's web site.

         1.7 BROCADE shall provide user-friendly diagnostics, as mutually agreed up on, to DELL. DELL may distribute these diagnostics to DSPs.

                  1.7.1 Diagnostics should reflect DELL name or no reference to either company.

                  1.7.2 BROCADE grants DELL the right to use FC-Switch embedded diagnostics [*].

                  1.7.3 BROCADE shall make available the "Web Tools" and "Zoning" software Products, and other software Products as mutually agreed, to DELL as licensable Products.

                  1.7.4    DELL has selected not to license the optional SES
                           Product.

         1.8 BROCADE shall provide sustaining engineering for all BROCADE Product(s) sold to DELL for the specified warranty period of the Products.

         1.9 BROCADE shall provide a detailed RMA process/procedures for defective/returned Product. DELL shall return defective parts for credit for the then-current purchase price during warranty period without verification by DELL Service Logistics. (See
                  Section 9.0 of the Agreement).

         1.10 BROCADE shall provide DELL Level III engineers with access to the BROCADE service web site for immediate access to current information pertaining to BROCADE's serviceability, Product updates, software updates, upgrades and patches. BROCADE shall inform DELL Level III personnel of software updates and upgrades via an email. It is DELL's responsibility to obtain the software from the BROCADE web site.

         1.11 Provided that DELL POs are received [*] prior to RTS, BROCADE shall deliver to DELL all requested FRUs [*] prior to DELL's RTS. If DELL POs are not placed within this specified lead time, BROCADE shall make commercially reasonable efforts to supply FRUs within the requested time frame.

         1.12 BROCADE shall provide FRUs, which shall be priced as defined in Schedule "A" of the Agreement. (Emergency expedited FRUs shall be provided at additional cost.)

                  1.12.1 DELL requests FRUs to be individually packaged and labeled in accordance with DELL packaging specification, as outlined in Schedule "D" to the Agreement.

                  1.12.2 Orders for FRUs shall receive the same priority and lead time as orders for manufacturing.


*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.13 BROCADE shall use commercially reasonable resources to resolve/cure all quality problems discovered by DELL or DELL customers in a timely manner. (See Section 4.5) These problems shall be restricted to DELL tested and DELL released configurations.

         1.14 BROCADE shall provide DELLsupport/services as specified in the Escalation Section of this document, Section 4.

         1.15 BROCADE defines roles of technical support engineers as described in the table below.

                  Level One           Level 1 support is the first line, direct
                  Technical Support   End User contact, most likely via a
                  Engineer            telephone call handling group provided by
                                      DELL.

                                      -  Level One support includes:
                                      -  First contact direct DELL/End User
                                         interaction
                                      -  Information collection and analysis
                                      -  Identification of whether the problem
                                         is known and has a known solution
                                      -  Troubleshooting and problem
                                         reproduction
                                      -  Problem report administration and
                                         tracking
                                      DELL end user customers do not contact
                                      BROCADE directly for questions related to BROCADE's Products.


                  Level Two           Level 2 support is "technical support"
                  Technical Support   provided by DELL personnel. Level 2 is
                  Engineer            typically where the Product "experts"
                                      reside and serve as the escalation point for Level 1. Level 2 is expected to resolve all known problems, installation and configuration issues, assist in firmware or driver updates at the End
                                      User site, search BROCADE posted
                                      Technical Notes and other technical
                                      information supplied that shall assist
                                      in providing problem resolutions. All
                                      pertinent data should be entered in the
                                      DELL problem tracking database.

                                      Should the Level 2 analyst be unable to
                                      resolve a problem, either because of
                                      lack of expertise, exhausted
                                      troubleshooting knowledge, or expiration of the allotted Level 2 resolution time, they may escalate the problem to Level 3 for resolution. Level 2 shall continue to work with Level 3 to accomplish resolution. Level 2 shall communicate all resolutions back to the End User.

                                      Escalations should be presented to
                                      BROCADE engineers in the form of a
                                      problem tracking data base record with
                                      all pertinent configuration detail and
                                      failure information or symptoms
                                      documented.

                                      In an effort to maintain an efficient
                                      support organization and crisp exchange
                                      of information, DELL shall limit the
                                      number of support personnel (Level 2)
                                      authorized to contact BROCADE (Level 3)
                                      to a total of 8.

Level Three                           Both DELL and BROCADE provide level 3
Technical Support                     support. BROCADE System Engineers (SE)
Engineer                              and/or Technical Support Engineers
                                      (TSE). Level 3 is the first point of
                                      contact for technical issues between
                                      BROCADE and DELL. Once a problem is
                                      escalated to Level 3, BROCADE shall
                                      utilize commercially reasonable
                                      resources to resolve such problem within DELL tested and DELL released configurations.

                                      Prior to escalating to Level 3, it is
                                      expected that DELL shall provide the
                                      following information and documentation:
                                      -         Any error information from the
                                                device connected to the switch
                                                and from the switch.
                                      -         All names and revisions of
                                                hardware equipment.
                                      -         All firmware revisions of the
                                                drivers.
                                      -         Any log files from the devices
                                                connected to the switch.
                                      -         Any trace file from the
                                                devices connected to the
                                                switch.
                                      -         The configuration information
                                                of the equipment being used.
                                      Assigned Level 3 support personnel (SE
                                      and/or TSE) can be contacted via direct
                                      dial, email to an established "support"
                                      alias, web site initiated input, and by
                                      calling BROCADE's 1-888-ATFIBRE support
                                      number. Direct access to BROCADE support personnel shall be possible during normal BROCADE business hours (8 AM to 5 PM PST, M-F). Emergency situations are handled via 7 X 24 pager coverage at 1-888-ATFIBRE (1-888-283-4273).

2        DELL FIELD SERVICE COMMITMENT.

         2.1 DELL shall agree to BROCADE's definition of Technical Support Engineers in Section 1.17.

         2.2 DELL shall agree to provide first, second, and third level support to DELL's worldwide customer base as described in
                  Section 4.

         2.3 DELL shall identify DELL Level III engineering to BROCADE for direct interface with BROCADE level III staff.

         2.4 DELL shall maintain appropriate stocking levels to support service demand in order to reduce FRU expedite occurrences

3        TRAINING REQUIREMENTS

         3.1 BROCADE shall provide to DELL a complete set of training classes for proper installation and resolution of field failures (one class not to exceed one week, and each class not to exceed twelve (12) persons for [*] for the fee schedule as defined in the table below. BROCADE shall provide additional Product training for DELL personnel and DELL designated DSPs worldwide at BROCADE's standard charge and terms. Fees and [*] in the table below are one time quotes only for these specific instances as listed.

               Brief course  Switch provided
Audience       description          by:            Duration        [*]                 Price
--------       -----------   ---------------       --------      --------              -----
DELL           Courses 1, 2  BROCADE               3-5 days,     [*]                   [*]
instructors    and 3 as      [*]
Free*          described in
and DELL       BROCADE's
Level III      published
engineers      material


DELL           Courses 1, 2  BROCADE shall         3-5 days      [*]                   [*]
international  and 3 as      provide the
instructors    described in  required number
               BROCADE's     of switches (up to
               published     6) for training to
               material      DELL. [*]






DELL Level I   Courses 1, 2  DELL                  3-5 days      [*]                   [*]
& II           and 3 as
engineers      described in
               BROCADE's
               published
               material




*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DELL Level I   Courses 1, 2  BROCADE shall         3-5 days      [*]                   [*]
& II           and 3 as      provide the
engineers      described in  required number
(Japan)        BROCADE's     of switches (up to
               published     6) for training to
               material      DELL. [*]







         3.2 Training materials shall be made available in "master-copy" format and licensed to DELL. BROCADE shall provide updates to such training materials as available for the life of the Products.

4.       TECHNICAL SUPPORT AND ESCALATIONS

         4.1 DELL supports their worldwide end user base through a number of regional support centers.

                  4.1.1 These centers are staffed with Level I and Level II engineers and operated on a 7 day, 24 hour basis.

                  4.1.2 DELL's Level III Server Product Support is located in Austin, Texas and is currently available on a 5 day, 9 hour per day basis.

                           4.1.2.1 At the time of this writing the Server Product Support group is managed by Patricia Westerfield. Patricia can be reached via:

                                    Phone - 512-728-4260

                                    Pager - 888-857-9801

                                    email - pat_westerfield@DELL.com

         4.2 BROCADE's DELL Engineers shall take calls primarily from the DELL Level III Server Product Support group located in Austin. There shall be no charges for support delivered according to these parameters during the Product warranty period as defined in Section 1.1. Charges may apply in situations as defined in
                  Section 4.3.2.

                  4.2.1 BROCADE shall provide support on DELL tested and DELL released configurations

                  4.2.2 DELL shall provide BROCADE with representative equipment sufficient to test and duplicate escalated problems/issues.

         4.3 DELL and BROCADE agree to following technical support call handling flow:



*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [CHART]

                  4.3.1 DELL shall follow the standard escalation processes, during normal working hours. That is: a DELL Level II, to DELL Level III, to BROCADE Level III escalation path shall be followed.

                  4.3.2 For after hours Severity One problems, selected DELL Level II engineers as specified by DELL from time to time (up to two per region) in Americas, Europe, Asia and Japan shall escalate to BROCADE Level III directly. After hours in this context is based on the Austin, Texas location of DELL's Level III group, which is in the Central Time Zone. Such escalations are limited to [*] per month per region. Escalations exceeding [*] per month shall be billable at the rate of [*] per incident. Escalations for non-Severity One problems shall be billed at the rate of [*] for the [*] incident and [*]. Dell shall provide an open purchase order to BROCADE for the invoicing of these billable services.

                  4.3.3 DELL Level II engineers shall be responsible for updating DELL Level III engineers on any after hours activity that took place directly with BROCADE.

                  4.3.4 Designated Level II engineers shall be identified by DELL management to escalate directly to BROCADE after hours. These names shall be communicated to BROCADE so that any calls from those individuals shall be properly handled.

         4.4      BROCADE shall provide DELL with the following response times:

         Priority 1           System down                         [*]
         Priority 2           Degraded system operation           [*]

         4.5 BROCADE shall provide DELL with the following escalation time lines and process:



*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  4.5.1 Escalations from DELL shall generally come from DELL Level III engineers but under certain conditions as covered in Section 4.3.2 may be initiated by DELL Level II engineers.

                  4.5.2 During normal BROCADE hours of 8 A.M. to 5 P.M., Monday through Friday, PDT, and excluding BROCADE observed holidays, the first escalation request to BROCADE should be to the BROCADE assigned Level III engineer. This person can be reached by pager at 1-888-397-1728. At the present time this contact is Tom Kirchner.

                  4.5.3 The BROCADE Level III engineer shall normally respond to the initial request within 30 minutes during normal BROCADE business hours. A call shall be opened and a call number assigned through the BROCADE call tracking database.

                  4.5.4 Calls shall be worked between the BROCADE Level III engineer and the DELL escalation engineer until the problem is resolved. For Severity 1 problems the BROCADE Level III engineer shall gather information, perform problem analysis and trouble shooting, and work this problem for no more than four hours. After this time the call shall be escalated from the BROCADE Level III engineer to the internal BROCADE Technical Support Engineering ("TSE") group to apply more resources.

                  4.5.5 The TSE group shall analyze the available data and provide a resolution or escalate this problem to BROCADE's development engineering group within four hours. The call record shall be updated by the TSE along with this request for additional resources. If this time frame is missed the Director of BROCADE Engineering is automatically notified by the BROCADE call handling tool. The Director shall then ensure that this issue is escalated to the next level and track until resolved.

                  4.5.6 An Engineering resource shall be assigned to work with the TSE resource within two hours of the escalation being issued.

                  4.5.7 DELL shall be contacted by the TSE and the engineering escalation engineer within two hours of the BROCADE internal escalation as described in
                           Section 4.5.5 to further assess the problem, collect data, and either resolve the issue or further develop a plan for resolution.

                  4.5.8 Resources shall be assigned on a continuing basis until the escalation is closed. Note: the escalation can be closed when DELL is satisfied with BROCADE's response and plan of action - which may not coincide with the final problem resolution (bug fix, patch, etc.) The maximum time to resolve a Severity 1 issue is five working days.

                  4.5.9 The TSE resource requesting escalation shall facilitate needed communication with DELL and required exchange of data or equipment as appropriate in the course of problem resolution on an as needed basis.

                  4.5.10 ALL escalated calls require daily updates through the BROCADE call handling tool. Any report not updated by the end of the business day shall result in a warning flag message being sent to the assigned escalation engineer, to the Director of BROCADE Engineering, the VP of Engineering, and the VP of Sales.

                  4.5.11 If this escalation issue is not resolved within five working days the Director of BROCADE Engineering and the VP of Engineering shall apply all resources and actions as necessary to further expedite resolution of this issue.

                  4.5.12 In general the following chart specifies BROCADE severity levels and service objective goals.

Severity       Definition                                             Service Objective                   Resolution Time
--------       ----------                                             -----------------                   ---------------
1              BROCADE Product is completely non-                     Respond to initial request within   Less than [*]
               functional, or deemed a safety hazard, situation       [*] during normal                   (A work around to be
               has high impact on development or delivery             BROCADE business hours, and         implemented within
               efforts. Installation problems.                        [*] for non-business hours.         [*]
                                                                      Resources applied until a
                                                                      solution or acceptable work-
                                                                      around is found.

2              BROCADE Product is functionally impaired,              Resources applied continuously,     Less than [*]
               has substantially degraded performance but is          during business hours, until a      (A work around to be
               not completely dysfunctional. There are no             solution or work-around is found.   implemented within [*]
               available work-arounds. Situation has medium
               impact on DELL activity

3              BROCADE Product or advertised functionality            Resources applied on a priority     Next maintenance
               may be slightly impaired but is operational, has       basis, until a solution or a work-  release or [*]
               low to no impact on DELL activity, and there           around is found.                    whichever is less.
               are work-arounds available.

4              Generic questions, and enhancement requests.           Answer generic questions or         [*] for generic
                                                                      provide path to answers within      questions.
                                                                      reasonable time frames. The         Enhancement requests
                                                                      BROCADE web site shall be the       are processed on a case
                                                                      prime repository for this type of   by case basis.
                                                                      information. Enhancement
                                                                      requests shall be reviewed and
                                                                      implemented in the next major
                                                                      release, where feasible, or to
                                                                      meet specific commitments
                                                                      made.



*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                         DELL SOFTWARE LICENSE AGREEMENT

This is a legal agreement between you, the user, and Dell Products, L.P. By opening the software packet(s), you agree to be bound by the terms of this agreement. If you do not agree to these terms, promptly return all software items (disks, written materials, and packaging) for a full refund.

You may use one copy of the software on only one computer at a time. If you have multiple licenses for the software, you may use as many copies at any time as you have licenses. "Use" means loaded in temporary memory or permanent storage on the computer. Installation on a network server solely for distribution to other computers is not "use", if you have a separate license for each computer to which the software is distributed. If users will exceed the number of licenses, you must have a reasonable process to assure that the number of persons using the software concurrently does not exceed the number of licenses.

The software is protected by United States copyright laws and international treaties. You may make one copy of the software solely for backup or archival purposes or transfer it to a single hard disk provided you keep the original solely for backup or archival purposes. You may not rent or lease the software or copy the written materials accompanying the software, but you may transfer the software and all accompanying materials on a permanent basis, if you retain no copies and the recipient agrees to the terms, hereof. Any transfer must include the most recent update and all prior versions. You may not reverse engineer, decompile or disassemble the software. If the package contains 3.5" and 5.25" disks, you may use only the disks appropriate for your computer. You may not use the disks on another computer or network, or loan, rent, lease, or transfer them to another user except as permitted by this agreement.

LIMITED WARRANTY

Dell warrants that the software disks are free from defects in materials and workmanship under normal use for ninety (90) days from the date you receive them. This warranty is limited to you and is not transferable. Any implied warranties are limited to 90 days. Some jurisdictions do not allow limits on the duration of an implied warranty, so this limitation may not apply to you. The entire liability of Dell and its suppliers, and your exclusive remedy, shall be
(a) return of the price paid for the software or (b) replacement of any disk that does not meet this warranty which is sent with a return authorization number to Dell, at your cost and risk. This limited warranty is void if any disk damage has resulted from accident, abuse, misapplication, or service or modification by someone other than Dell. Any replacement disk is warranted for the remaining original warranty period or 30 days, whichever is longer. Dell does not warrant that the functions of the software will meet your requirements or that operation of the software will be uninterrupted or error free. You assume responsibility for selecting the software to achieve your intended results, and for the use and results obtained from the software. Dell disclaims all other warranties, express or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, for the software and all accompanying written materials. This limited warranty gives you specific legal rights. You may have others, which vary from jurisdiction to jurisdiction.

In no event shall Dell or its suppliers be liable for any damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of use or inability to use the software, even if advised of the possibility of such damages. Because some jurisdictions do not allow an exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

U.S. GOVERNMENT RESTRICTED RIGHTS

The software and documentation are provided with Restricted Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is Dell Products, L.P., One Dell Way, Round Rock, TX 78682. This license is effective until terminated. It will terminate upon the conditions set forth above or if you fail to comply with any term hereof. Upon termination, you agree that the software and accompanying materials, and all copies thereof, will be destroyed. This agreement is governed by the laws of the State of Texas. You acknowledge that you have read this agreement, you understand it, you agree to be bound by its terms, and that this is the complete and exclusive statement of the agreement between you and Dell regarding the software.

                     SCHEDULE D TO AGREEMENT NUMBER BRO-001

                        DELL INBOUND PACKAGING STANDARDS

                                PART NUMBER 11500

                            DELL COMPUTER CORPORATION
                      INBOUND PACKAGING STANDARDS PN- 11500
                                     REV A06

REV        ECO        DESCRIPTION                                                DATE         APPROVED
---        ---        -----------                                                ----         --------
A00-00     1285       Release for procurement use.                               08/10/87     ---- ----
A01-00     2182       Revise and update.                                         02/28/89     Pete Genix
A02-00     3650       Correct spelling and revise wording.                       07/05/90     Pete Genix
A02-01     11401      Update description to conform to Naming Standard.          10/19/93     Rita Maloy
A03-00     15031      Update rack height requirements.                           12/13/94     Greg Peden
A04-00     15031      Incorporate reference of PN 00121 for test method.         12/13/94     Pete Genix
A05-00                Update and revise spec to include line ready packaging
                      requirements. - JB 12/15/95
A06-00                Tighten palletization methods and add pictorials. - JB
                      02/27/96

                                TABLE OF CONTENTS

1.      PURPOSE

2.      GENERAL SUPPLIER RESPONSIBILITIES

3.      COMPLIANCE

4.      DEFINITIONS.

5.      PACKAGING CRITERIA

6.      LINE READY PACKAGING

7.      PALLETIZATION REQUIREMENTS

8.      MARKING AND IDENTIFICATION

9.      LABELING REQUIREMENTS

10.     PACKING LIST

1.0     PURPOSE

        This Dell Computer Corporation (DCC) Specification defines for our suppliers packaging requirements that might be specific for Dell Computer Corporation. The goal of this document is to specify DCC's requirements for receiving; packaging protection; warehouse; safety and line ready usage.

2.0     GENERAL SUPPLIER RESPONSIBILITIES

2.1     COMMUNICATIONS

        2.1.2 Vendors shall communicate packaging assumptions to Dell Computer Corporation in quote, including factors such as cost, box dimensions, weight, quantity per box and internal packaging descriptions.

        2.1.2 This communication shall be coordinated through DCC purchasing.

        2.1.3 Vendors shall communicate any modifications to packaging that might be mutually beneficial.

        2.1.4 Vendors shall provide packaging drawings and specifications when available.

2.2     PRODUCT PROTECTION

        2.2.1 All shipments to DCC must be packaged and/or palletized so that both containers and contents arrive at DCC free from damage.

        2.2.2 Pallet loads received by DCC may be broken down into their individual containers to be reshipped. These individual containers may require a packaging test to verify the performance of the suppliers packaging during testing per Dell's Packaged Product Test Procedure. Part Number 00121.

2.3     LEGAL
        It is the suppliers obligation to ensure that packaging and palletizing comply with all applicable laws and regulations including:

               Rail Regulations: Uniform Freight Classification, Rule 41.

               Truck Regulations: National Motor Freight Classification,
               Item 222.

               Air Regulations: International Air Transportation Association

3.0     COMPLIANCE

3.1     IN THE EVENT OF NON-COMPLIANCE DCC RESERVES THE RIGHT TO:

        3.1.1 Reject and return any shipments received that are improperly packaged or identified.

        3.1.2 Charge the supplier for the cost of labor and materials for any repackaging resulting from the non-compliance with DCC specifications.

        3.1.3 Remove from it's list of approved suppliers, any who repeatedly fail to comply with the DCC Packaging requirements.

4.0     DEFINITIONS
        ASTM - American Society of Testing and Materials Line Ready - Part prepared for use on production line.
        Michelman - A coating process used in the corrugated industry to reduce abrasion.
        O.D. - Outside Dimensions
        Unitized Load - Two or more containers secured to a pallet or shipping base.

5.0     PACKAGING CRITERIA

5.1     CONTAINER INTEGRITY
        All containers must comply with the National Motor Freight Classification rules, items 222 and 222-1 for all packaged product received by DCC.

5.2     CUBE EFFICIENCY
        Container selection shall consider the amount of space the product occupies, the number of cartons per pallet load, and the number of pallets per trailer/sea container.

5.3     ELECTROSTATIC SENSITIVE PARTS

        5.3.1 Shall be packaged as defined in Military Specification 1696 for Class One parts with a 1000 Volt sensitivity or below.

        5.3.2 These parts shall be received in containers which provide electrostatic field shielding properties per standard EIA-541.

        5.3.3 Static shielding bags shall have the following electrical surface resistivity properties (ohms/square)
               SURFACE RESISTIVITY (Outside Layer) between 10 7 & 10 12 (+/-10%) SURFACE RESISTIVITY (Inside Layer) 10 7 or less (+/-10%) SURFACE RESISTIVITY (Metalized Layer) 10 3 or less (+/-10%)

5.4     MECHANICALLY HANDLED LOADS
        Refer to Palletization Requirements in Section 6.0.

5.5     MANUALLY HANDLED PACKAGES
        Gross weight of the package shall not exceed 50 pounds. Packages with gross weight under 35 pounds is preferred.

5.6     PARTS CLEANLINESS
        All parts will be clean prior to packaging. Cleanliness of the part is not to be degraded by the packaging materials or any of it's components.

5.7     PARTS INTEGRITY

        5.7.1 Parts shipped on different purchase orders must be packaged separately and marked accordingly.

        5.7.2 Each different part number item must be packed in it's own discrete package and identified. Refer to Markings and Identification in
        Section 7.0.

5.8     PACKAGING CLOSURES
        The packaging closure must maintain interior cleanliness and ensure that contents remain intact and damage free during shipping and handling.

6.0     LINE READY PACKAGING
        DCC in writing a contract may specify that "line ready packaging" is requested. The ideal is to have packaging and sub-packaging that flow through DCC's manufacturing process without any unboxing or modification to assembly areas.

6.1     GENERAL GUIDELINES

        6.1.1 Internal packaging should be designed to allow for minimal material handling and secondary detrashing upon product removal.

        6.1.2 Components should not be individually wrapped or bagged unless sensitive to cosmetic or electrostatic discharge.

        6.1.3  Donnage should be minimized.

        6.1.4 Reusable packaging should be considered when applicable.

        6.1.5 Designs should have minimal adhesion of two dissimilar materials (foam and corrugated) to allow for ease of recycling.

        6.1.6 Boxes to be manually handled should be smaller than roughly 24" x 20" x 20". If the box is larger then it should be broken into smaller sub-boxes or sub-packs.

6.2     LARGE PALLETIZED BULK CONTAINERS

        6.2.1 These containers shall consists of a design that allows for one lid to be removed for access to all parts inside.

        6.2.2 The height of the palletized load shall not exceed 48 inches (including pallet).

        6.2.3 Pallet shall be a standard 40 x 48 pallet with a 48 x 48 pallet acceptable. Other pallet designs will need approval to insure they are compatible with DCC's internal transport devices.

6.3     BULK BOXES

        6.3.1 Bulk boxes should weight no more than 35 pounds (50 pounds absolute maximum).

        6.3.2 Boxes shall have Dell part number and part quantity on each of the width panels.

        6.3.3 Bags shall be used for abrasion protection as a last resort. Other anti-abrasion measures should be considered first such as coatings on corrugated.

        6.3.4 Box shall be designed so that parts will not be damaged if box is opened by a knife.

        6.3.5  Ideal box size is 24 x 20 x 18 or smaller.

        6.3.6 Ideally lids should be designed so that they can be removed in a one step process.

6.4     PIECE PART BOXES

        6.4.1 Small piece part boxes shall easily countable quantities inside (10, 50., 100, etc...).

        6.4.2 Boxes shall have Dell part number and part quantity on each width panel.

7.0     PALLETIZATION

7.1     REQUIREMENTS

        7.1.1 Palletization is required for all orders that occupy more than 50% of a pallet load or exceeds 50 pounds per package.

        7.1.2  Load Height Maximum: 60 inches including pallet(s)

        7.1.3  Load Weight Maximum: 1000 pounds gross palletized load

        7.1.4 Leaning, bulging, and pallet loads with overhang are not acceptable.
                                                                            ---

        7.1.5 Standard 40 X 48 inch pallets are preferred, 42 X 48 inch and 48 X 48 inch pallets are acceptable.

        7.1.6 All pallets must be constructed with runner and stringer boards and have four way entry, pallets with corner blocks or cones are unacceptable. Pallets without bottom runners are also unacceptable.

        7.1.7 All palletized loads shall have a corrugated slip sheet between the boxes and the top runners to aid in load distribution.



                                     [CHART]

7.2     STACKING

        7.2.1 Packaging shall be designed to withstand double stacking of two similar pallets and must pass National Motor Freight Rule 180. . A "Do Not Stack" label does not absolve the suppliers of their responsibility for proper packaging.

        7.2.2 The top surface of the pallet load shall be flat to permit stacking for both carrier and warehouse requirements.

7.3     MIXTURE OF PRODUCT.

        7.3.1 Shipments of a given part number must be consolidated on the same pallet.

        7.3.2 Different part numbers, as well as different purchase orders, can be consolidated in a bulk shipper with a single bill of lading if each part number group is individually packaged and labeled properly.

7.4     BANDING

        7.4.1 Two-way banding using metallic or polyester material is required for all purchase orders that call out banding of loads.

        7.4.2 Angle boards or edge protectors are required under bands to maintain individual container's integrity, as well as the pallet's.



                                     [CHART]

7.5     STRETCHWRAPPED LOADS

        7.5.1 Shrink films or stretch wraps must adequately secure the load to the pallet. The film must have adequate tack to prevent loose ends from hanging off the load.

        7.5.2 Angle boards shall be used on the four vertical corners to prevent the corrugated from collapsing due to stretchwrap pressure.



                                     [CHART]



        7.5.3 There shall be a minimum of three spiral wraps per unitized load.

7.6     COMBINATION PALLETIZATION METHODS
        Some commodity managers may require both banding and stretchwrap as a requirement. If both are required then all requirements in both sections apply. (I.E. angle boards shall be required on all four vertical edges and well as the horizontal banded edges.

7.6     TESTING
        Palletization loads to be tested per the Dell Packaging Specification 00121.

8.0     MARKING AND IDENTIFICATION
        Supplier shipments routed by common carriers must be accurately described on the bill of lading with the appropriate package description, as required by the National Motor Freight Classification.

9.0     LABELING REQUIREMENTS

9.1     REQUIREMENTS
        Receipt and storage of materials, requires that incoming loads be easily and quickly identified. All shipping containers must be identified with an "Outer Package Label" as specified in the "Electronic Industries Association Shipping and Receiving Bar Code Label Standard," available from Dell Computer Corporation's Procurement and Receiving Departments.

9.2     EXCEPTIONS
        Exceptions for OEM products will have superseding requirements as outlined by each commodity's contract/specification requirements.

10.0    PACKING LISTS

10.1    REQUIREMENTS

        10.1.1 One packing list is required with each shipment, as it specifies the contents of the shipment received.

        10.1.2 The preferred location of the packing list is on the outside of the shipping container, positioning it on the side or end, not on top. Securely affix a transparent envelope or tape such that the packing list is visible and protected from damage.

        10.1.3 When the packing list is enclosed on the inside of a carton, that carton must be identified with a "Packing List Enclosed" label.

        10.1.4 All packing lists must contain the following information:

               Name and Address of Supplier
               Dell Computer Corporation Part Number
               Purchase Order Number
               Name and Address of Receiving Location
               Number of pieces shipped
               Description of Material
               Shipping Date
               Case Number

                     SCHEDULE E TO AGREEMENT NUMBER BRO-001

                      DELL SUPPLIER LABELING SPECIFICATION

                                PART NUMBER 13190

                                      DELL

                                    SUPPLIER

                                    LABELING

                                  SPECIFICATION

                               DELL Part No. 13190

                                   Rev. A09-00

                                PROPRIETARY NOTE

  THIS ITEM IS THE PROPERTY OF DELL COMPUTER CORP. AUSTIN, TEXAS AND CONTAINS CONFIDENTIAL AND TRADE SECRET INFORMATION. THIS ITEM MAY NOT BE TRANSFERRED FROM THE CUSTODY OF DELL COMPUTER CORP., EXCEPT AS AUTHORIZED BY DELL COMPUTER CORP. AND THEN ONLY BY WAY OF LOAN FOR LIMITED PURPOSES. IT MUST NOT BE REPRODUCED IN WHOLE OR IN PART AND MUST BE RETURNED TO DELL COMPUTER CORP. UPON REQUEST AND IN ALL EVENTS UPON COMPLETION OF THE PURPOSE OF THE LOAN. NEITHER THIS ITEM NOR THE INFORMATION IT CONTAINS MAY BE USED BY OR DISCLOSED TO PERSONS NOT HAVING A NEED FOR SUCH USE OR DISCLOSURE CONSISTENT WITH THE PURPOSE OF THE LOAN WITHOUT PRIOR
                 WRITTEN CONSENT OF DELL COMPUTER CORPORATION.

                             LABELING SPECIFICATION
                                    CONTENTS

SCOPE                                                                                    4
        Purpose                                                                          4
        Application                                                                      4
        Subassembly (Parts) Classes                                                      4

BARCODE DEFINITIONS                                                                      5

GENERAL LABEL REQUIREMENTS                                                               6

Subassembly (Parts) Labels                                                               6
        Subassembly (Parts) Label Content                                                6
               Type A Label                                                              6
               Type B Label                                                              6
               Type C Label                                                              7
               Type D Label                                                              7
        Twenty Digit Barcode                                                             8
               DELL Part Number                                                          9
               Manufacturer's Identification                                             9
               Seven Character Date Code/Sequence Number Combination                     9
               Date Code                                                                 9
               Sequence Number                                                          10
        DELL Part Number                                                                10
        Revision (Rev) Level Barcode                                                    10
        Label Placement                                                                 11
        Code Density and Dimension                                                      11
               Code Height                                                              11
               Intercharacter Gap                                                       11
               Quiet Zones                                                              11
               Spacing Between Barcode and HRI                                          11
               Spacing Between Edge Of Label and HRI                                    11
               Readability and Printing Requirements                                    11
        Subassembly (Parts) Label Material Requirements                                 12
               Non-PCB/PWA (Label Types A and B Only)                                   12
                      Face Stock Characteristics                                        12
                      Adhesive Characteristics                                          12
               PCB/PWA Labels (Label Type C Only)                                       12
                      Face Stock Characteristics                                        12
                      Adhesive Characteristics                                          12
                      Durability                                                        13

Electronic Industries Association (EIA) Shipping/Receiving Label                        13

EIA Label                                                                               13
        EIA Label Content                                                               13
        EIA Label Location                                                              15
        Code Density and Dimension                                                      15
               Code Height                                                              15
               Intercharacter Gap                                                       15
               Quiet Zones                                                              15
               Spacing Between Barcode and HRI                                          15
               Spacing Between Edge of Label and HRI                                    15
               Height of Human Readable Interpretation                                  15
               Readability and Printing Requirements                                    16
        EIA Label Material Requirements                                                 16

               Face Stock Characteristics                                               16
               Adhesive Characteristics                                                 16
               Durability                                                               16
        Sample Electronics Industry Association (EIA) Labels                            17

ISO Country Codes                                                                       19

                             LABELING SPECIFICATION

                                      SCOPE

1.1     PURPOSE:
        The purpose of this document is to specify the characteristics, standards and requirements for electronic subassembly (parts) labels (referred to as PPID {piece part identification}) and EIA labels by suppliers to DELL Computer Corporation.

1.2     APPLICATION:
        This document shall apply whenever label marking and reading are employed on shipping containers and electronic subassemblies used in DELL products and when shipping components to DELL.

1.3     SUBASSEMBLY (PARTS) CLASSES:
        This document shall apply to each of the following subassembly classes as indicated by DELL Computer Corporation.

               -   AC Adapters
               -   Add on Cards (all types)
               -   CD ROM's
               -   Controller Cards
               -   Tape Drives
               -   Floppy Drives
               -   Hard Drives
               -   PCMCIA Card Interfaces
               -   Keyboards
               -   Monitors
               - PCB/PWA's (motherboards, risers, backplanes, and {as indicated by procurement}, cache cards, daughter cards, and other PCB's)
               -   Portable Batteries
               -   Power Supplies
               -   Docking Modules/Port Replicators
               -   Thermal Monitoring Cards
               -   Selected notebook components

               -  2.1 BARCODE DEFINITIONS:

        BAR - The darker element of a barcode.
        BARCODE - An array of rectangular bars and spaces in a predetermined pattern.
        BARWIDTH - The perpendicular distance across a bar measured from a point on one edge to a point on the opposite edge. Each point will be defined as having a reflectance that is 50% of the difference between the background and bar reflectances.
        BINARY - Pertaining to a characteristic or property involving a selection, choice or condition in which there are two possibilities. BINARY CODE - A code which makes use of exactly two distinct characters, usually 0 (zero) or 1 (one).
        CHARACTER - Letter, digit or other special form that is used as part of the organization, control or representation of data. A character is often in the form of a spatial arrangement of adjacent or connected strokes.
        CODE 128 - A variable length, alpha-numeric encoding the full ASCII 128 character set. Every character is made up of 11 modules containing three bars and three spaces. Bar and space width is one, two three, or four modules. Three different start characters are used to select one of three character sets, including a high-density numeric arrangement that can encode two numeric digits in each character.
        CODE DENSITY - The number of characters that can appear per unit of length, normally expressed in characters per inch (CPI).
        ELEMENT - A generic term used to refer to either a bar or a space.
        HUMAN READABLE INTERPRETATION (HRI) - The exact interpretation of the encoded barcode data presented in a human readable font.
        INTERCHARACTER GAP - The space between the last element of one character and the first element of the adjacent character of a discrete barcode. MARGIN (QUIET ZONE) - The area immediately preceding the start character and following the stop character, which contains no markings. SPACE - The lighter element of a barcode. START AND STOP CHARACTER - A distinct character represented by an asterisk (*), used at the beginning and end of each 3 of 9 barcode which provides initial timing references and direction of read information to the coding logic. The asterisk start and stop code is an integral part of, and peculiar to, the 3 of 9 barcode. SYMBOL - A complete barcode containing margins, start character, data characters, check digit (if any) and a stop character. UNIT SIZE - The bar width of a narrow element. The narrow bar and the narrow space are equal in the 3 of 9 barcode. 3 OF 9 BARCODE - a variable length, discrete, self-checking, bi-directional alphanumeric barcode. Its character set contains 43 meaningful characters: 0 - 9, A - Z, -, ., $, /, +, % and space. Each character is composed of nine elements: five bars and four spaces. Three of the nine elements are wide (binary value 1), and six elements of narrow (binary value 0). An additional common character, asterisk (*) is used for both start and stop delimiters.

LABELING SPECIFICATION
                           GENERAL LABEL REQUIREMENTS

3.1     SUBASSEMBLY (PPID) LABELS

3.1.1   SUBASSEMBLY (PPID) LABEL CONTENT
        Subassemblies (see Scope for commodities specified as subassemblies) shall be labeled with one of the following three types of barcode labels as indicated in the DELL Specification Control Drawings. The Label Type must be assigned by DELL Procurement Group for all parts. Every label must fit on the part without affecting functionality or cosmetically mar the look of the finished DELL product (see below for detail technical specifications).

        TYPE A LABEL
        This barcode label will be applied to most parts on label stock 2.0 inches (50.8 mm) wide by .5 inch (12.7 mm) high using a wide to narrow element ratio of 3 to 1. The narrow element must be a minimum of 5 mils (.127 mm). This is a 12.5 CPI bar code. This is the preferred label for all parts (except motherboards), and is recommended unless the manufacturer is incapable of printing or scanning a label printed with this density bar code. Approval to use an alternative label is to be obtained in writing from DELL via contract or Purchase Order. (Special note: Upon specific approval from Dell, this label may be produced in a smaller size using Code 128 rather than Code 39. This approval is intended only for parts that are too small for a 2" label, such as certain notebook components)

                                    [GRAPHIC]

        TYPE B LABEL
        For manufacturers not having equipment capable of printing or scanning the standard size label (Type A above), a label up to 3.25 inches (79.4 mm) wide by .5 inch (12.7 mm) high will be permitted, provided the component size permits and it does not interfere with the operation or finished look of the component. When the narrow element exceeds width of
        6.6 mils (.167 mm), a 2 to 1 or 2.5 to 1 ratio may be used. DELL discourages the use of this label unless it is absolutely necessary. The bar code densities can, for a label wider than 2 inches, range down to as low as 7.7 CPI which requires a label to be at least 3.125 inches long to have acceptable quiet zones. A bar code density of 10.4 CPI requires a 2.375 inch (60.3 mm) long minimum label. This density is achieved with a 300 DPI printer using a 6.6 mil (2 dot) narrow element at a 2.5 to 1 ratio.

                                    [GRAPHIC]

        TYPE C (2 PART) LABEL
        For subassemblies, such as boards, that do not have sufficient surface area to affix a Type A or Type B label without interfering with the performance or finished look of the part. Use a 3 to 1 ratio where the narrow element must be a minimum of 5 mils (.127 mm). The Type C label may only be used with the written permission of DELL via contract or Purchase Order. The Rev label may have the human readable type above, below, or to the left of the bar code, provided it all fits on the label, with minimum quiet zones on either side of the bar code.

                                    [GRAPHIC]

        TYPE D LABEL
        For items which require a country of origin label for customs, a Type D label may be used. Use a 4 to 2 ratio where the narrow element must be a minimum of 5 mils (.127 mm). The Rev must have the human readable type below or to the left of the bar code with minimum quiet zones on either side of the bar code. The country of origin, of the form "MADE IN XXXXX," on one or two lines, must be located immediately to the left of the Rev bar code while maintaining minimum quiet zones. The area to the left of the country of origin may be used by the vendor for additional information, such as special handling icons, provided that such information does not interfere with the readability of the human readable code denoting the Dell Part Number or the country of origin text. For portable hard disk drives the label must be located within the position window shown below.

                                    [GRAPHIC]

        Parts labels will be made up of three general physical areas: the Twenty Digit Barcode, the DELL Part Number and the Rev Level.

        TWENTY DIGIT BAR CODE A bar code message, containing the sequence of Dell Part Number, Supplier's Identification Number and location code, and a serial number consisting of a Date code and a sequence number (see definitions below), consisting of CODE 3 of 9 symbols enclosed between start and stop character codes with Human Readable Interpretation (HRI) directly below. The bar code shall not include any dashes (-) or other information besides that specifically mentioned above. The HRI will separate the Manufacturer ID number, the Date Code and the sequence number with a minus sign (-). The Dell part number will be printed in human readable form separately from the other information contained within the bar code (except on Type C labels, where the text string may be continuous, and will have DP/N as the leading text.) Note: In special circumstances, Code 128 will be approved, but cannot be used without specific approval.

       DELL PART NUMBER -
       Eight alphanumeric characters assigned by DELL to identify the part. In the event that the Dell part number is 5 characters, three leading zeros shall be used to fill out the 8 spaces designated for the DELL part number. The DP/N will be provided on the purchase order placed for the parts.

       MANUFACTURER'S IDENTIFICATION -
       Five numeric (currently, may be alphanumeric in the future) characters naming the supplier of the part and the location of the manufacturing plant, to be supplied by DELL Procurement. The first four characters shall represent the base supplier number. The fifth character shall be a numeric character representing the manufacturing plant, and shall be issued by DELL procurement as requested by supplier, one per manufacturing location.

       SEVEN CHARACTER DATE CODE/SEQUENCE NUMBER COMBINATION
       The first 3 characters of this component of the bar code shall represent the year, month and day of manufacture. The last four shall be a sequence number. The first character shall be a number representing the last digit of the year of manufacture (1995 would be a 5). The second character shall represent the month per the table below. The third character shall represent the day of manufacture beginning with a 1 through 9, and then with the letters A through V representing the 10th through 31st of a month per the table below.

       DATE CODE - A three character field used to identify the date a part was manufactured, or the date Dell received the part (If a part label had to be generated by Dell). This date code is made up of a one character code for year (0-9), a one character code for month, and a one character code for day.

The following tables apply to the Date Code:

        Month codes

        January       1      July           7
        February      2      August         8
        March         3      September      9
        April         4      October        A
        May           5      November       B
        June          6      December       C

Day Codes

        1st    1    11th    B      21st     L    31st     V
        2nd    2    12th    C      22nd     M
        3rd    3    13th    D      23rd     N
        4th    4    14th    E      24th     O
        5th    5    15th    F      25th     P
        6th    6    16th    G      26th     Q

        7th    7    17th    H      27th     R
        8th    8    18th    I      28th     S
        9th    9    19th    J      29th     T
        10th   A    20th    K      30th     U

        SEQUENCE NUMBER
        A four character field used in conjunction with the Dell Part Number, the MFG ID and the MFG Date Code to provide the detail necessary to uniquely identify an individual part.

        Suppliers will be allowed the use of characters 0-9, A-O in the first position of the sequence number, with no restrictions on the 2nd through 4th positions. The use of the characters P through Z in the first position of the sequence number is reserved for use internally by Dell, for labels that Dell prints itself. When Dell prints its own labels (not applicable to suppliers), the first position will be used to identify where the part was received, as outlined below:

        "P" & "Q"            Received in AMF facilities
                             (Applies to facilities in Austin, including
                             Manufacturing, Field Service & Board Repair)
        "R" & "S"            Received in EMF facilities
                             (Applies to facilities in Ireland)
        "T" & "U"            Received in APCC facilities
                             (Applies to facilities in Malaysia)
        "V" through "Z"      Reserved for future use

        with no restrictions on the 2nd through 4th positions.

In the event a barcode is not on the part when received, Dell will create a barcode label by entering the DELL Part Number and Manufacturer's Identification, and the computer will assign the next available sequence number for that part number and print a properly formatted barcode label, including a date code reflecting the date of label generation. If the manufacturing location code is unknown for Dell generated labels, a 0 (zero) will be used for the location code portion of the supplier's ID. The Dell receiving location will be indicated by the first character of the sequence number, as noted in the table above, when Dell is printing its own labels.

ANY COMPONENT WITHOUT SUBASSEMBLY LABELS (REQUIRING PARTS TO BE BARCODE LABELED BY DELL) WILL NOT BE CAPABLE OF REFERENCING MANUFACTURING INFORMATION SUCH AS DATE OF MANUFACTURE, WHERE BUILT, ETC. THEREFORE, IT IS MOST ADVANTAGEOUS FOR A MANUFACTURER TO PROVIDE THE SUBASSEMBLY (PART) LABEL AND BE A BENEFACTOR OF THE QUALITY MANAGEMENT INFORMATION DERIVED BY THE DELL SYSTEM.

DELL PART NUMBER (DP/N) IN HUMAN READABLE FORM, LARGER LETTERS.

The eight numeric character part number assigned by DELL that appears as the first eight characters of the subassembly bar code label. The DP/N will be provided on the purchase order placed for the parts. Note: If the Assigned Dell part number is 5 characters, precede it with 3 zeros.

REVISION (REV) LEVEL BARCODE
A barcode message consisting of three CODE 3 of 9 characters enclosed between start and stop character codes. These three characters represent the first three characters of the DELL revision level of the subassembly. The revision level will be supplied to the manufacturer via the purchase order. The supplier's rev level information for a particular PO will be supplied to Purchasing at the time of ordering, and confirmation must be received from DELL prior to shipping a new rev of an existing part where DELL is continuing to use the same DELL part number.

3.1.2   LABEL PLACEMENT
        The placement of the label on the subassembly (part) must be on a flat surface and in a location that will not cosmetically mar the look of the finished DELL product and not on a surface normally used for the attachment of the component. If DELL controls the specification for the subassembly, the placement will be in the location indicated on the DELL assembly drawings. DELL's purchasing agents should be able to answer questions regarding placement, or refer you to the appropriate contacts, such as peripheral development. Note:
The location of labels on hard drives intended for notebooks can be critical due to the close tolerances of hard drive bays (See Type D Label).

3.1.3   CODE DENSITY AND DIMENSION FOR PPID LABELS
        The maximum bar code density in characters per inch is 12.5 (CPI). The minimum and maximum widths for narrow elements, and allowable ratios are as follows:

        Narrow element width          0.005 inches (.127 mm) to 0.010 inch (.254 mm)
        Wide element width            0.015 inches (.381 mm) to 0.020 inch (.762 mm)
        Wide to narrow element ratios 3:1 for narrow elements less than .065 inch (.165mm)
                                      2.5:1 to 3:1 for narrow elements greater than or equal
                                      to 0.066 inch (.167 mm)
                                      2:1 to 3:1 for narrow elements of 0.010 inch or greater
        Element tolerance             0.0017 inches (0.044 mm)

        Special note: If Code 128 has been specifically approved for use on a particular part, the minimum narrow element width must be .005 inches. Only Subset A of Code 128 is allowed for use.

3.1.3.1 CODE HEIGHT -
        The allowable range for the bar code height is 0.20 inch +/-0.01 inch.

3.1.3.  INTERCHARACTER GAP -
        The distance between characters is the same as the minimum dimension of a narrow element.

3.1.3.3 QUIET ZONES -
        The minimum left and right margins shall be 15 times the width of one narrow element or 0.12 inch (2.0 mm).

3.1.3.4 SPACING BETWEEN BARCODE AND HRI -
        A minimum of 0.005 inch (0.127 mm) and a maximum of 0.015 inch(0.38 mm).

3.1.3.5 SPACING BETWEEN EDGE OF LABEL AND HRI -
        The minimum spacing between the horizontal edge of the label and the HRI shall be 0.015 inch(0.38 mm).

3.1.3.6 READABILITY AND PRINTING REQUIREMENTS.
        Using commercially available bar code verifiers, labels must have a minimum decode percentage of 95% or more. The label stock and ribbon combination, stock, or other printing method must produce labels acceptable for scanning in the visible light (600 to 660 nm wavelength) as well as laser and infrared scanners operating at wavelengths up to 900 nm. Specific details, if required, can be obtained by referring to the EIA-556-A Shipping and Receiving Bar Code Label Specification or ANSI bar code specifications. ANSI bar code quality standard "C" or better is indicative of acceptable labels, although care should be used in using this as the only standard of quality, particularly on higher density labels. These specifications will lay out minimum reflectivity, print contrast ratios, bar growth and size tolerances, defect tolerances, etc. Labels using the direct thermal process are not acceptable for 5 mil narrow element PPID labels.
        Dell is interested in decodability using commercial laser scanners and will be happy to verify any contemplated labels. Dot matrix printed labels are not acceptable as piece part labels.

3.1.4   SUBASSEMBLY (PARTS) LABEL MATERIAL REQUIREMENTS

3.1.4.1 NON-PCB/PWA (LABEL TYPES A AND B ONLY)
        a) Face Stock Requirements
        The actual material used is at the discretion of the affixing party, provided the labels are legible, permanent and meet the following minimum standards:

        1)     Face Stock Characteristics
               Type                                Polyester or topcoated paper
               Caliper                             0.0020 inch
               Basis Weight                        42 lb. / 3000 square feet
               Color                               White
               Background Reflectance              633nm / 80% min. (90nm / 70% min.)
               Print Contrast Signal               95% min. 85% min.
               Service Temperature Range           0 to 225 degrees Fahrenheit

        2)     Adhesive Characteristics
               Type                                Permanent Acrylic
               Minimum Application Temp.           50 degrees Fahrenheit
               Service Temperature Range           0 to 225 degrees Fahrenheit
               Dwell: Initial Tack                 1 hour (at room temperature)
               Ultimate Tack                       30 hours - Full Strength
               Caliper                             0.0009 inch
               Conductivity                        Non-conductive if applied across
                                                          any contacts on a PWA

3.1.4.2 PCB/PWA LABELS (LABEL TYPE C ONLY)

        a) Face Stock Requirements - The actual material used is at the discretion of the affixing party, provided the labels are legible, permanent and meet the following minimum standards:

        1)     Face Stock Characteristics
               Type                                       Polymide (kapton) or high
                                                          temperature polyester
               Caliper                                    0.0027 inch
               Basis Weight                               70 lb. / 3300 square feet
               Color                                      Buff / Amber (or white for
                                                          polyester)
               Background Reflectance                     633nm / 75% (900nm / 80% min.)
               Print Contrast Signal                      63% min. 65% min.

        2)     Adhesive characteristics

               Type                                       High Temp Permanent Acrylic
               Minimum Application Temp                   50 degrees Fahrenheit
               Service Temperature Range                  0 to 525 degrees Fahrenheit
               Dwell - Initial Tack                       6 Hours at Room Temperature
               Ultimate Tack                              36 Hours - Full Strength
               Caliper                                    0.0020 inches

3.1.4.3 DURABILITY
        Labels must remain scanable at the above listed minimum acceptable levels for a period of 5 years in a non-condensing environment with temperatures up to 150 degrees Fahrenheit (65 degrees C). Direct thermal labels are not allowed for PPID labels without documentation with regards to durability.

3.2     ELECTRONIC INDUSTRIES ASSOCIATION (EIA) SHIPPING/RECEIVING LABEL

        Sections of the DELL Standard for this label have been taken from the Electronics Industry Association Standard EIA-556-A for OUTER PACKAGE LABELS, but have been retyped to focus on the specific needs of DELL. In the event the EIA standard for this label should change, the DELL Standard will remain in effect until DELL approves in writing any modifications to reflect the EIA Standards change.

3.3.1   EIA LABEL CONTENT

        Each shipping container received at DELL shall be labeled with the information indicated below. A shipping container is an individual sealed box containing one or more parts. It is not a pallet, or overwrap, but is the container from which individual parts would be removed for assembly into a finished computer. Thus, each individual shipping container on a pallet, or unitized overwrap, will contain multiple individual cartons with individual EIA labels.

        a) FROM AND TO - This shipping information data field is a non-barcoded mandatory data field located as shown in Figure 1. It shall contain, at a minimum, the supplier's name and address (under the title "FROM") and DELL's name and address (under the title "TO"). Additional information may be printed in this area such as the DELL logo or telephone numbers, all only in human readable form. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        b) VENDOR ORDER / SHIPPING NUMBER (15 characters) - A mandatory barcoded field defined by the supplier which contains the supplier's Invoice or Packing Slip number, in both barcoded and HRI formats. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        c) PO NUMBER (8 characters) - A mandatory barcoded field containing DELL's Purchase Order Number in both barcoded and HRI formats. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        d) LINE NUMBER (2 characters) - A mandatory barcoded field containing the Line Number on the DELL Purchase Order that corresponds to the item contained in the shipping container. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        e) DELL PART NUMBER (5 characters) - A mandatory barcoded field indicating the DELL Part Number of the items in the shipping container. This number will appear on the DELL

        P.O. Only one part number may be packed in each shipping container. The human readable interpretation (HRI) shall be located to the right of the barcode (not closer than 0.25 inch or 6.41mm) and have a minimum height of 0.5 inch (12.7mm). At a future date, if Dell increases the size of its part number, the number of characters for this field will be increased. Until then, even if leading zeroes are being used to fill out the 8 character part number field on the PPID, this field needs to contain only the 5 character Dell Part number, as issued to suppliers by Dell.

        f) BOX QUANTITY (6 numeric digits) - A mandatory barcoded field containing the total quantity of items within the shipping container. When multiple containers are indicated in the Package Count data field (e.g. 1 of 2), the quantity shown in Box Quantity shall be the quantity in each package, not the total quantity --- of all packages in the shipment. The human readable interpretation (HRI) shall be located to the right of the barcode (not closer than 0.25 inch or 6.41mm) and have a minimum height of 0.5 inch (12.7mm).

        G) DELL PPID APPLIED? (1 characters) - A mandatory barcoded field indicating whether or not (Y for yes, N for No) the parts within the box are complaint with Dell's PPID labeling requirements, and that the labels are applied. If the parts within the box do not require PPID labels, then this field will always be N. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        h) COUNTRY OF ORIGIN (2 characters) - A mandatory barcoded field designating the country from which the item(s) originated. Country codes have been assigned by DELL and are listed below. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        i) PART DESCRIPTION - A non-barcoded field which conveys summary information of the pertinent features of the part. The 5 character DELL Part Number is required to be in the first 5 characters of this field. Optional information such as supplier's description, date of manufacture, lot number, etc. may also be included in this field. This information must be in human readable form only and the height shall be a minimum 0.2 inch (5.1mm).

        j) PACKAGE COUNT - A non-barcoded mandatory field that describes the numerical sequence of the package when more than one package is shipped for a specific order or when multiple packages are required for a specific part number. When only one package is required, this should be indicated as 1 of 1. When multiple packages are required, the form X of Y should be used, where X is the number of the package and Y is the total number of packages. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

        k) TOTAL ORDER QUANTITY - A non-barcoded field indicating the total quantity shipped of the specific part (corresponding to the PO Number and Line Number). The Total Order Quantity may be contained in more than one shipping container. This should not be confused with Box Quantity as defined above. The height of the human readable interpretation (HRI) shall be a minimum 0.2 inch (5.1mm).

3.3.2   LABEL LOCATION

        Whenever possible, the label should be affixed to the smaller end of the package or box, which might be facing the aisle if the package is stored on the shelving or racks, to permit easy identification during storage. In addition, the EIA Label should not be covered by tape, stickers or other materials that might inhibit scanning.

                                    [GRAPHIC]

3.3.3   CODE DENSITY AND DIMENSION -

        The optimum barcode density in characters per inch (CPI) is 3.70 to
6.90. The allowable range for the nominal width of the narrow elements (unit size) and nominal ratio of the wide-to-narrow elements is as follows:

        Minimum width of narrow elements 0.010 inch (0.254 mm) Minimum width of wide elements 0.02 inch (0.432 mm) Minimum wide to narrow ratio 2:1 to 3:1 Element tolerance +/-0.0017 inch (0.41 mm)

3.3.3.1 CODE HEIGHT -
        The allowable range for the bar code height is 0.50 inch +/- 0.1 inch.

3.3.3.2 INTERCHARACTER GAP -
        Shall be the range of 1X to 2X.

3.3.3.3 QUIET ZONES -
        The minimum clear area immediately preceding and following the barcode shall be 0.17 inch (4.32 mm).

3.3.3.4 VERTICAL SPACING BETWEEN BARCODE AND HRI -
        A minimum of 0.005 inch (0.127 mm) and a maximum of 0.015 inch (0.38 mm).

3.3.3.5 SPACING BETWEEN EDGE OF LABEL AND HRI -
        The minimum spacing between the horizontal edge of the label and the HRI shall be 0.015 inch (0.38 mm).

3.3.3.5 HEIGHT OF HUMAN READABLE INTERPRETATION -
        The minimum height shall be 0.2 inch (5.1mm).

3.3.3.6 READABILITY AND PRINTING REQUIREMENTS
        Using commercially available bar code verifiers, labels must have a minimum decode percentage of 95% or more. The label stock and ribbon combination, direct thermal stock, or other printing method must produce labels acceptable for scanning in the visible light (600 to 660 nm wavelength) as well as laser and infrared scanners operating at wavelengths up to 900 nm. Specific details, if required, can be obtained by referring to the EIA-556-A Shipping and Receiving Bar Code Label Specification or ANSI bar code specifications. These specifications will lay out minimum reflectivity, print contrast ratios, bar growth and size tolerances, defect tolerances, etc. DELL is interested in decodability using commercial laser scanners and will be happy to verify any contemplated labels.

3.3.4 EIA LABEL MATERIAL REQUIREMENTS

3.3.4.1 EIA LABELS
        a) Face Stock Requirements - The actual material used is at the discretion of the affixing party, provided the labels are legible, permanent and meet the following minimum standards:

        1)     Face Stock Characteristics
               Type                                Polyester or top coated paper
               Caliper                             0.0020 inch
               Optimum Dimensions                  - width 4 inches (102mm)
                                                   - height 6.5 inches (165mm)
               Basis Weight                        42 lb. / 3000 square feet
               Color                               White
               Background Reflectance              670nm (visible light) & 900nm (infra-red
                                                   light)

        2)     Adhesive Characteristics
               Type                                Permanent Acrylic
               Min. Application Temp.              50 degrees Fahrenheit
               Svc Temperature Range               0 to 225 degrees Fahrenheit
               Dwell: Initial Tack                 1 hour (at room temperature)
               Ultimate Tack                       30 hours - Full Strength
               Caliper                             0.0009 inch

3.3.4.2 DURABILITY -
        Labels must remain scanable at minimum standards for a period of 12 months with storage in an indoor, controlled environment at temperatures up to 100 degrees Fahrenheit (38 degrees Centigrade).

                 ELECTRONICS INDUSTRIES ASSOCIATION (EIA) LABEL

                                    [GRAPHIC]

                            DELL COMPUTER CORPORATION
                             ISO COUNTRY CODE TABLE

                                  Feb. 23, 1995




COUNTRY                                         COUNTRY
 CODE          COUNTRY                           CODE         COUNTRY
-------        -------                          -------       -------
AF             Afghanistan                      CO            Columbia
AL             Albania                          CN            Comoros
AG             Algeria                          CF            Congo
AQ             American Samoa                   CW            Cook Islands
AN             Andorra                          CS            Costa Rica
AO             Angola                           HR            Croatia
AV             Anguilla                         CU            Cuba
AY             Antarctica                       CY            Cyprus
AC             Antigua                          EZ            Czech Republic
AR             Argentina                        DA            Denmark
AM             Armenia                          DJ            Djibouti
AS             Australia                        DO            Dominica
AU             Austria                          DR            Dominican Republic
AJ             Azerbaijan                       EC            Ecuador
BF             Bahamas, The                     EG            Egypt
BA             Bahrain                          ES            El Salvador
BG             Bangladesh                       EK            Equatorial Guinea
BB             Barbados                         ER            Eritrea
BO             Belarus                          EN            Estonia
BE             Belgium                          ET            Ethiopia
BH             Belize                           FA            Falkland Islands
DM             Benin                            FO            Faroe Islands
BD             Bermuda                          FJ            Fiji
BT             Bhutan                           FI            Finland
BL             Bolivia                          FR            France
BK             Bosnia and Herzegovina           FG            French Guiana
BC             Botswana                         FP            French Polynesia
BV             Bouvet Island                    FS            French Southern
BR             Brazil                           GB            Gabon
IO             British Indian Ocean             GA            Gambia, The
VI             British Virgin Islands           GZ            Gaza Strip
BX             Brunei                           GG            Georgia
BU             Bulgaria                         GE            Germany, Federal Republic
BM             Burma                            GH            Ghana
BY             Burundi                          GI            Gibraltar
CB             Cambodia                         GR            Greece
CM             Cameroon                         GL            Greenland
CA             Canada                           GJ            Grenada
PQ             Canal Zone                       GP            Guadaloupe
CV             Cape Verde, Republic             GQ            Guam
CJ             Cayman Islands                   GT            Guatemala
CT             Central African Empire           GV            Guinea
CD             Chad                             PU            Guinea-Bissau
CI             Chile                            GY            Guyana
CH             China (PRC)                      HA            Haiti
KT             Christmas Island                 HM            Heard & McDonald Islands
CK             Cocos (Keeling Island)           HO            Honduras

                            DELL COMPUTER CORPORATION
                             ISO COUNTRY CODE TABLE

                                  Feb. 23, 1995

COUNTRY                                         COUNTRY
 CODE          COUNTRY                           CODE         COUNTRY
------         -------                          ------        -------
HK             Hong Kong                        MW            Montenegro
HU             Hungary                          MH            Monserrat
IC             Iceland                          MO            Morroco
IN             India                            MZ            Mozambique
ID             Indonesia                        WA            Namibia
IR             Iran                             NR            Nauru
IZ             Iraq                             BQ            Navassa Island
EI             Ireland                          NP            Nepal
IS             Israel                           NL            Netherlands
IT             Italy                            NA            Netherlands Antilles
IV             Ivory Coast                      NC            New Caledonia
JM             Jamaica                          NZ            New Zealand
JA             Japan                            NU            Nicaragua
JQ             Johnson Atoll                    NG            Niger
JO             Jordan                           NI            Nigeria
KZ             Kazakhstan                       NE            Niue
KE             Kenya                            NF            Norfolk Island
KR             Kiribati                         CQ            Northern Mariana Island
KN             Korea, PDR                       NO            Norway
KS             Korea, Republic of               MU            Oman
KU             Kuwait                           PK            Pakistan
KG             Kyrgyzstan                       PM            Panama
LA             Laos                             PP            Papua New Guinea
LG             Latvia                           PF            Paracel Islands
LE             Lebanon                          PA            Paraguay
LT             Lesotho                          PE            Peru
LI             Liberia                          RP            Philippines
LY             Lybia                            PC            Pitcaim Islands
LS             Liechtenstein                    PL            Poland
LH             Lithuania                        PO            Portugal
LU             Luxemborg                        RQ            Puerto Rico
MC             Macao                            QA            Qatar
MK             Macedonia                        RE            Reunion
MA             Madagascar                       RO            Romania
MI             Malawi                           RS            Russia
MY             Malaysia                         RW            Rwanda
MV             Maldives                         SM            San Marino
ML             Mali                             TP            Sao Tome & Principe
MT             Malta                            SA            Saudi Arabia
MB             Martinique                       SG            Senegal
MR             Mauritania                       SR            Serbia
MP             Mauritius                        SE            Seychelles
MX             Mexico                           SL            Sierra Leone
MQ             Midway Islands                   SN            Singapore
MD             Moldova                          LO            Slovakia
MN             Monaco                           SI            Slovenia
MG             Mongolia                         BP            Solomon Islands

                            DELL COMPUTER CORPORATION
                             ISO COUNTRY CODE TABLE

                                  Feb. 23, 1995


COUNTRY                                         COUNTRY
 CODE          COUNTRY                           CODE         COUNTRY
------         -------                          ------        -------
SO             Somalia                          VQ            Virgin Islands (U.S.)
SF             South Africa                     WQ            Wake Island
SP             Spain                            WF            Wallis and Futuna
PG             Spratly Islands                  WI            Western Sahara
CE             Sri Lanka                        WS            Western Samoa
SC             St. Christopher-Nevis            YE            Yemen, Rep. of (SANA)
SH             St. Helena                       CG            Zaire
SB             St.Pierre and Miquelon           ZA            Zambia
ST             St. Lucia                        ZI            Zimbabwe
VC             St. Vincent
SU             Sudan
NS             Surinam
JS             Svalbard and Jan Mayen
WZ             Swaziland
SW             Sweden
SZ             Switzerland
SY             Syria
TW             Taiwan
TI             Tajikistan
TZ             Tanzania, United Republic
TH             Thailand
TO             Togo
TL             Tokelau
TN             Tonga
TD             Trinidad and Tobago
NQ             Trust Terr. of the Pacific Is.
TS             Tunisia
TU             Turkey
TX             Turkmenistan
TK             Turks and Caicos Islands
TV             Tuvalu
UG             Uganda
UP             Ukraine
TC             United Arab Emirates
UK             United Kingdom
US             United States
ZZ             Unknown
UV             Upper Volta
UY             Uruguay
IQ             US. Misc. Pacific Islands
UZ             Uzbekistan
NH             Vanuatu
VV             Various
YY             Various Bloc Countries
VT             Vatican City
VE             Venzuela
VM             Vietnam

                     SCHEDULE F TO AGREEMENT NUMBER BRO-001

              DELL UNIQUE SERVICE TAG/BARCODE LABELING REQUIREMENTS

              DELL UNIQUE SERVICE TAG/BARCODE LABELING REQUIREMENTS

Due to the fact that the Product will not be introduced into the Dell manufacturing process, specific Product tracking code labels will be required to be applied by BROCADE or their authorized subcontractor. The following labeling requirements will be required in addition to those specified in Schedule E - Dell Supplier Labeling Specification, Part Number 13190.

1.      Service Tag Track Code

Dell will provide BROCADE a supply of unique 5-digit alpha numeric Service Tag Track Codes (Codes) for use on barcode labels to be applied to the Product and to the shipping container. The quantity of codes to be supplied will be mutually agreed to by both parties. BROCADE will notify Dell when the remaining supply of Codes has reached approximately two (2) weeks. Dell will issue a new supply of Codes upon request.

2.      Barcode Label Requirements

BROCADE shall barcode label the Product with the Service Tag Track Code and shall apply the same information on each shipping container to be received at Dell. The location and size of labels shall be mutually agreed to by the parties. Barcode definitions are contained in Schedule E of this Agreement.

                     SCHEDULE G TO AGREEMENT NUMBER BRO-001

                   PRODUCT REGULATORY AND SAFETY REQUIREMENTS

       FIBRE CHANNEL SWITCH EMC REGULARLY AND PRODUCT SAFETY REQUIREMENTS


                                                                                Responsibility
Country / Mark             Markings which apply               Brocade   Dell    Comments
FCC Class A                EMC
CE                         EMC
VCCI - A                   EMC
UL                         Safety Agency
CSA                        Safety Agency
TUV                        Safety Agency
NEMKO                      Safety Agency                                        Post RTS - requires
translations
EZU                        Safety Agency
NORTH AMERICA
United States              UL, FCC
Canada                     CSA, ICES
SOUTH & CENTRAL AMERICA
Mexico                     NOM, Safety Agency
WESTERN EUROPE
United Kingdom/Ireland     CE
Benelux                    CE
France                     CE                                                   Post RTS - requires
translations
Germany                    TUV-GS,CE
Austria                    CE
Spain/ Portugal/ Italy     CE
SCANDINAVIAN COUNTRIES
Switzerland/Austria        CE
Sweden                     NEMKO/SEMKO, Safety Agency
Norway                     CE
Finland                    NEMKO/FIMKO, Safety Agency
Denmark                    NEMKO, Safety Agency
EASTERN EUROPE
Russia                     GOST, Safety Agency requires EMC
Czech Republic             EZU, Safety Agency requires EMC
Slovenia                   SIQ
Slovakia                   EVPU
Hungary                    PCBC, Safety Agency requires EMC
Poland                     PCBC, Safety Agency requires EMC
ASIA PACIFIC
Japan                      VCCI                                                 Post RTS - requires
translations
Australia                  C-Tick, EMC
New Zealand                C-Tick, EMC
SOUTH EAST ASIA
China                      CCIB, Safety Agency                                  Not required for SilkWorm
Express

       FIBRE CHANNEL SWITCH EMC REGULARLY AND PRODUCT SAFETY REQUIREMENTS


Hong Kong                  CCIB, Safety Agency                                  Post RTS - requires
translations
Taiwan                     BCIQ, EMC
Korea                      RRL, EMC                                             Post RTS - requires
translations
Singapore                  PSB, Safety Agency
Philippines                No Known Requirements
Indonesia                  No Known Requirements
INDIAN CONTINENT
India                      No Known Requirements
Malaysia                   No Known Requirements
Thailand                   No Known Requirements
AFRICA
South Africa               SABS
MIDDLE EAST
Saudi Arabia               SASO

                     SCHEDULE H TO AGREEMENT NUMBER BRO-001

                             PRODUCT SPECIFICATIONS

                  1. NO. 0027-SEDS-2 -- SILKWORM EXPRESS SWITCH

[BROCADE LOGO]

                                                  SILKWORM EXPRESS(TM) SWITCH

                                              THE ESSENTIAL ELEMENT TO CREATE AN
                                                       ENTRY-LEVEL SAN

                                    [GRAPHIC]

SILKWORM EXPRESS is an 8-port, full-duplex, gigabit Fibre Channel switch in the SilkWorm(TM) Switch Family offered by Brocade Communications Systems, Inc. (BROCADE (R)). This low-cost, high-performance switch ideally suits applications requiring fewer ports while delivering full SilkWorm Family benefits including:
-   Scalability for expanding a network's initial size and capability
- Resiliency to resolve faults immediately, isolating down time to the faulty connection/device
- Connectivity that increases aggregate bandwidth instead of degrading port performance Configuration flexibility for attaching devices, arbitrated loops, and switches
- Management that is completely automatic and transparent, minimizing administration
The SilkWorm Express switch houses four interface modules (a selection of G-PORT OPTIONS OR FL-PORT OPTIONS). Each of the two ports on a module supports mixed industry media. The GBICs (Gigabit Interface Converters) plug in from the front of the switch. Each port operates independently at I-gigabit-per-second (Gb/sec), full-duplex data rate.

A SilkWorm Express switch connects servers and storage devices to create an entry-level Server-Storage Area Network (SAN). The SAN coexists with and complements an existing LAN/WAN communications infrastructure.

                                                                       [GRAPHIC]

STATE-OF-THE-ART SWITCHING FOR THE SAN
BROCADE switches fully comply with the Fibre Channel ANSI Standards, as well as provide exclusive leadership hardware design including:
- In-order delivery of data frames--guarantees that frames are delivered to a destination in the same order as received by the switch from the originator
- Cut-through frame hardware routing--sends a frame without waiting for the end of the frame or for a response back from its destination, improving bandwidth utilization and minimizing transmission delays
- Cascading--enables a switch to connect to as many other BROCADE switches as there are available ports, enabling a maximum of 32 switches for thousands of connections and long distances by placing switches at intervals
- Flexible switch buffering--stores a data frame for only as long as is absolutely necessary, moving data faster through the switch
- Path selection--automatically identifies a failure and immediately reroutes data onto alternate pathing, creating a highly resilient network
- Registered state change notification--dynamic detection of changes in configuration and port status

CONFIGURATION VERSATILITY
The customer predetermines the configuration of interface options and media to be installed at the factory:

- G-PORT OPTION--automatically detects the connection's operating mode to either a device (F-port mode) or another BROCADE switch (E-port mode)
- FL-PORT OPTION--connects both Fibre Channel Arbitrated Public and Private Loops (i.e., legacy environments), providing their devices full-citizenship status in the SAN

SCALABILITY AS NEEDED
The SAN grows by adding an additional SilkWorm Family switch and will:

-   Seamlessly incorporate more BROCADE switches into the network
-   Increase in aggregate bandwidth as connectivity increases
-   Network services automatically expand without additional system resources


                                    [GRAPHIC]

                                                   FL-PORT OPTION

                                      AN INTERFACE FOR FIBRE CHANNEL CONNECTIONS
                                            TO SILKWORM(TM) FAMILY SWITCHES

                                    [GRAPHIC]

The FL-PORT OPTION, offered by Brocade Communications Systems, Inc. (Brocade(R)), is an interface module used for connecting either Public or Private Fibre Channel Arbitrated Loops (loops) to a SilkWorm Family switch. The module provides two FL Ports, each port operating independently at I-gigabit-per-second (Gb/sec) data rate, with full-duplex communication. Two GBICs (Gigabit Interface Converters) are plugged into the module and are accessible from the front panel of the switch. The form factor of the FL-PORT OPTION is the same as the Brocade G-Port Option. The latter is used to connect servers and storage devices to the network.

BOTH PUBLIC AND PRIVATE LOOP SUPPORT
A unique feature of Brocade's FL-PORT OPTION is that any device connected to the Server-Storage Area Network (SAN) may communicate with a Fibre Channel disk or other type of device on either Public or Private Loops:

- In Public Loop operation--all loop devices are available to all other network-connected devices and loop devices in the SAN. The loop devices behave the same as devices attached directly to the SAN.

- In Private Loop (legacy) operation--Brocade's translative mode allows up to 32 devices connected to the SAN to appear as phantom devices on a Private Loop.

                                                                       [GRAPHIC]


FULL NETWORK SUPPORT TO LOOP DEVICES
The interface module acts as a bridge-to-the-world for loop devices, allowing full citizen status in the Brocade Fibre Channel Fabric--the intelligent interconnection scheme created by the switch. Loop devices realize the same network benefits as a device connected directly to a switch, because the module manages loop communication with the Brocade Fabric.

IMPROVED LOOP BANDWIDTH UTILIZATION
The module makes best use of a loop tenancy, which begins when a port gains control of the loop and opens another port to send and/or receive frames, and ends when a port gives up control of the loop. The FL_Port's intelligent-transmit buffer collects data frames for optional transmission. Collected frames delivered in a single loop tenancy reduce overhead from loop arbitration, thus using loop bandwidth more efficiently. Collected frames are delivered based on certain criteria, such as when:

-   a specific number of frames have been accumulated,
-   the end of a sequence has been detected,
-   or after a specific time period has elapsed.

SIMPLE NETWORK MANAGEMENT
Brocade, in partnership with such companies as Sun Microsystems, Hewlett Packard, and Seagate Technology, led in the creation of the industry-standard Fibre Channel Fabric Loop-Attachment technical report (profile). In addition to full Fibre Channel switching capability and normal Fibre Channel Fabric operation, Brocade extends to loops its commitment of providing value-added software and services available for the SAN.


                                    [GRAPHIC]

                                                   G-PORT OPTION

                                      AN INTERFACE FOR FIBRE CHANNEL CONNECTIONS
                                            TO SILKWORM(TM) FAMILY SWITCHES

The G-PORT OPTION, offered by Brocade Communications Systems, Inc. (Brocade(R)), is an interface module used for connecting nodes to a SilkWorm Family switch. The module provides two G_Ports, each port operating independently at I-gigabit-per-second (Gb/sec) data rate, with full-duplex communication. The module provides point-to-point connections between the switch and devices, such as a server or storage, or to other Brocade switches.

The two GBICs (Gigabit Interface Converters) support a choice of industry-standard media. The GBICs are accessible from the front panel of the switch. A Public or Private Fibre Channel Arbitrated Loop can also connect to the network (see the Brocade FL-Port Option data sheet).

VERSATILE CONNECTIVITY
The module operates in two Fibre Channel modes:

-   E-port mode for connecting the switch with another Brocade switch
-   F-port mode for connecting a storage device or server to the network

A port has an auto-sensing capability that determines its mode transparently. The module's ports can be operating in different modes.

                                                                       [GRAPHIC]

MEDIA FLEXIBILITY
The configuration of G-PORT OPTIONS and FL-PORT OPTIONS is predetermined by the customer and installed in the switch at the factory. Each port can support a different type of media module. The GBICs plug into an interface module without powering down the unit, making it easy to swap or replace media modules. The SilkWorm Switch Family supports short- and long-wave-length laser optical fiber and copper media. Connection distances vary depending on the type of industry GBIC selected.

TRANSPARENT CONFIGURATION AND RECONFIGURATION
Upon initialization of the network, a port automatically identifies information about its connections. The information determines the mode of operation. The module then reports the port mode to the local Brocade switch. Reconfiguration is automatic--addition of or change in connections is automatically and transparently recorded in every switch, a key element in making the network resilient.

TRAFFIC MANAGEMENT
In the E-port mode, traffic congestion within the network is managed on the Inter-Switch Link (ISL) via virtual channels. Establishing parallel links between switches creates alternate pathing to increase network resiliency.

An ISL has up to eight virtual channels with four priority levels. The virtual channels can be configured to logically separate:

-  Interswitch and node-related traffic
-  Multicast and unicast traffic
-  Class-2 and -3 service-related traffic


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

                                                        BROCADE(R) WEB TOOLS

                                                     MANAGEMENT OF A SAN VIA THE
                                                        INTERNET OR INTRANET

MAJOR BENEFITS

-   Dynamic remote management
-   Control at all levels--at the Fabric, switch, and port viewpoints
-   Graphical user interface (GUI)--for quick and intuitive management
-   One-stop administration--for routine management functions
-   Access to all switches--by simple point-and-click
-   "Expert Administrator"--displays appear automatically with suggested actions
-   Simple setup--accessible via familiar in-band and out-of-band interfaces

                                    [GRAPHIC]

BROCADE WEB TOOLS, optional software offered by Brocade Communications Systems, Inc. (BROCADE(R)), helps to remotely manage a Server-Storage Area Network (SAN) of SilkWorm(TM) Family switches via the Internet or Intranet. The IT (Information Technology) administrator logs onto a switch from a host with a Java-based Web browser. From that switch, the administrator dynamically interacts with any switch in the SAN to monitor its status and performance. Information is available to assist the administrator in making decisions about the overall topology (for example, increasing bandwidth on a path saturated with data). The Administrative Interface and the Telnet session provide the means to make administrative changes to the switches/network, with security enforced by user name and encrypted password.

ESSENTIAL CAPABILITIES YET A SIMPLE GUI

BROCADE WEB TOOLS comprise seven screens. Five provide tools for managing:

- Fabric (SAN) View--depicts the number of switches in the network and confirms worldwide names, domain IDs, and switch names, if applicable
- Fabric Topology View--depicts the physical configuration, including active domains and paths, and routing information (for example, hop counts--the number of switches that handle a data frame from its origination through its destination)
- General Switch View--displays information about the endosure, gives general switch information, and includes GUI buttons for quick access to the Administrative Interface, a Telnet session, and the Performance View
- Performance View--graphically portrays real-time data throughput for each port and displays switch bandwidth utilization
- Port Detail View--displays statistics, general information, and status for all ports

Two of the seven screens provide secured interfaces for taking administrative action:

- Administrative Interface--for performing routine functions, such as upgrading firmware versions or reconfiguring a switch

- Telnet Interface--to use BROCADE's superset of Telnet commands (configuration, diagnostics, displaying, and routing) for switch diagnostics, troubleshooting, and management

                                                               BROCADE(R) ZONING

                                          A SERVICE FOR EXTRA CONTROL OF THE SAN

MAJOR BENEFITS

-   Increased environmental security applied where and when needed

- Optimization of Information Technology (IT) resources in response to user demand and changing user profiles

-   Versatility to customize environments

- Flexibility to manage a Server-Storage Area Network (SAN) to meet the objectives of different closed-user groups

                                                                       [GRAPHIC]

Brocade Communications Systems, Inc. (BROCADE(R)) provides advanced management for the SAN with its introduction of BROCADE ZONING. This optional licensed software allows finer segmentation of SANs.

One or more BROCADE switches create the BROCADE Fibre Channel Fabric. This intelligent infrastructure is the backbone for deploying and managing enterprise resources in a network. Using BROCADE ZONING, Fabric-connected devices are arranged into logical groups over the physical configuration of the Fabric. ZONING is one of the BROCADE Fabric services that provide management for the SAN both automatically and transparently.

INCREASED CONTROL OF A SAN

The BROCADE Fabric provides fast, reliable, seamless information access within the SAN for anyone, anywhere, at anytime. ZONING allows an administrator to create segmentation--or zones--within a Fabric, comprised of selected storage, servers, or even workstations. It also enforces access of information to only the devices in the defined zone.

Zones may be configured dynamically. The number of zones and zone membership are effectively unlimited. Zones vary in size and shape, depending on the number of Fabric-connected devices included and device locations. Devices may be members of more than one zone. In addition, temporary zones can be created, as an example, for enterprise backup.

Zone members "see" only members in their zones and, therefore, access only one another. A device not included in any zone is not available to the devices in the zones.

THE SIMPLICITY OF BROCADE ZONING

BROCADE ZONING involves:

- Zone Specification--a set of Telnet commands are used to create, delete, and display zones, to add or remove zone members, and to configure a set of zones.
- Zone Enforcement--the BROCADE Fabric automatically and transparently restricts access to only the devices that are members of the defined zone(s).
-   Zone Management--the administrator creates and controls the zones.

CUSTOMIZATION OF THE SAN

Uses for BROCADE ZONING include:
Integrated support for heterogeneous environments--by isolating systems that have different operating environments or uses Creating functional areas in the Fabric--for example, by separating test or maintenance areas from production areas Designating closed user groups--by including certain devices in a zone for exclusive use by zone members Simplifying resource utilization--for instance, by consolidating equipment logically for IT convenience Facilitating time-sensitive functions--for example, by creating a temporary zone used to back up a set of devices that are members of other zones Securing Fabric areas--by providing another level of software-managed security to control access

                     SCHEDULE I TO AGREEMENT NUMBER BRO-001

                           END USER LICENSE AGREEMENT